Exhibit 99.2

LEASE AGREEMENT

Made and Entered into in Airport City on the 4th of November 2004.

Between:	Airport City Ltd.

A private company registered in Israel, No. 511659401

Represented by those authorized and competent to sign in its name

Messers. Miron Shneider, ID No. 54202791

And Erez Ya’ari, ID No. 057502692

Whose address is: P.O. Box 66 Ben Gurion Airport 70152

The First Party

And Between:	Xtend Network’s Ltd.

A private company registered in Israel, No. 512827205

Represented by those authorized and competent to sign in its name

Mr. Ailon Hazom, ID No. 025013012

Whose address is: 6 Koifman st., Tel Aviv.

The Second Party

In this Agreement the following terms and expressions shall have the meaning indicated alongside them, unless the written context requires otherwise:

1.	Definitions:

1.1	“The Lessor” – Airport City Ltd., No. 511659401.

1.2	“The Lessee” – Xtend Network’s Ltd., a private company registered in Israel, No. 512827205.

1.3	“The Administration” – The Israel Lands Administration.

1.4	“The Regional Council” – The Modi’in Area Regional Council.

1.5	“The Local Committee” – The local planning and building committee for Lodim.

1.6	“The Land” – An area of land of about 692 Dunams, situated in the north eastern portion of the El-Al Junction within the area of the Regional Council, as specified in the blueprints attached hereto as Appendix A of this Agreement.

1.7	“The Detailed Town Building Plan” or “The Town Building Plan” - “The Rezoning” and Detailed Plans No. 566/GZ – changes to the R-6 plan and the Detailed Plan No. MSM/57 (GZ), according to which the Land was rezoned from agricultural land to various purposes, all as specified in the Town Building Plan.

1.8	“Keshet Management” – the entire project is managed by Airport City Management and Holdings (1999) Ltd., a private company, No. 512868027 (above and below: “Keshet Management”).

1.9	“Management Agreement” – the Lessee shall enter into a Management Agreement with Keshet Management in the form attached to this Agreement as Appendix C, in connection with the providing of services in the public areas of the Project.

1.10	“The Project” – the project known as Airport City which is being built on the Land pursuant to the Town Building Plan and those changes to be applied thereto from time to time and which shall include, inter alia, office and hi-tech space, storage space, trade areas, public areas including restaurants, walkways, a bank, etc.

1.11	“The Development Contract” – A development contract relating to the Plot which the Administration signed with the Lessor.

1.12	“The Plot” – a part of the plot known as block 6832 in parcel 28 (plot No. 4 according to the Town Building Plan), of an area of about 5,100 m2 marked on the back of the blueprint Appendix A of this Agreement with the letter A and outlined in red.

1.13	“The Building” or “The Structure” – a structure of the area of about 9,000 m2 gross being built on the Plot pursuant to the Building Permit as defined below and including office space, a basement, parking spaces, public areas and possibly also commercial areas.

1.14	“The Leased Premises” – an area of 2,094 m2 (gross), (including area within the leased premises, in addition to the entire area of the external walls as well as the outer coating covering the external walls, the area of the columns and the walls which are adjacent to the external walls, even where they jut outside of the line of the external wall, and the area delineated by the walls, the columns, and the external walls, the main areas, and service areas) situated in the Building of which approximately 330 m2 in the basement 840 m2 is on the ground floor and 924 m2 is on the first floor, including the relative share of the public space and 38 upper private parking spaces located in an unaffiliated parking lot on the north side of the Building and 7 underground parking spaces, all as designated in the plans of Appendix A of the Lease Agreement. The Lessee shall use the Leased Premises solely for the Purposes of the Lease as defined hereinbelow.

1.15	“Building Permit” or “The Permit” – a building permit from August 4th, 2003 and an application for changes to the Building Permit according to which the Structure is being constructed and attached to this Agreement as Appendix B1.

1.16	“The Technical Specifications” – the specifications by which the Leased Premises are being built up to the stage of the finishing of the Building’s shell space, which are attached to this Agreement as Appendix D.

1.17	“The Work” – the work for the erection and building of the Leased Premises up to the stage of the completion of the finishing of the Building’s shell space pursuant to this Agreement and/or the Building Permits and the Technical Specifications and subject to any changes and/or amendments made thereto pursuant to this Agreement.

1.18	“The Finishing Work” – all the finishing work required for the purpose of turning the Leased Premises from a building of shell space into a building which can serve the Lessee for the Purposes of the Lease and which is to be carried out by the Lessor.

1.19	“The Specifications for the Completion Work” – the specifications by which the Completion Work will be executed by the Lessor pursuant to that set out in this Agreement, and which shall be attached to this Agreement as Appendix D1.

1.20	“The Dollar Rate” – the Representative Rate of the United States Dollar known at the date of the signing of this Contract, that is to say one $1 United States Dollar is equivalent to NIS 4.45.

1.21	“The Index” – the price index known as the Consumer Price Index published from time to time by the Central Bureau for Statistics and Economic Research, including that same index even if published by another governmental institution and including any other official index replacing such, whether based on the same data on which the existing index was based, or not. If the Index is replaced by another index, it will be in accordance with the ratio determined by the Central Bureau for Statistics between the new index and the replaced Index.

1.22	“The Basic Index” – the index for the month of September 2004 published on the 15th of October 2004 and standing at 100.6 points.

1.23

“Linkage Differentials to the Index” – the rate the Index has increased relative to the Basic Index and up until the New Index most recently published prior to the execution of payment. Any amount to be determined pursuant to this Agreement shall have the Linkage Differentials to the Index added to it, i.e.: the increase of the rate of the linked amount by the rate of increase of the Index from the Basic Index to the New Index.

1.24	“Obligatory Payments” – shall mean: any tax, fees, levy and other payments of any kind and sort whatsoever which must be paid by law to the local authorities and/or governmental authorities.

1.25	“Arrears Interest” – with respect of any arrears whatsoever in payment, i.e.: interest at the maximum rate of interest customary during the period of arrears at Bank Hapoalim for overdraft facilities above and beyond approved credit framework in shekel debit accounts.

1.26	“The Lessor’s Representative” – the deputy managing director of construction at the Lessor or someone appointed by the Lessor in writing for the purposes of this Agreement.

1.27	“The Lessee’s Representative”—anyone appointed in writing by the Lessee to serve as its representative for the purposes of this Agreement.

1.28	“Rental Fees” – as defined in Section 14 below.

1.29	“Force Majeure” – shall mean: war, general conscription, earthquake, flood, strikes or general strikes of the entire economy or of any sector and/or cessation of work as a result of governmental or municipal orders which are not a result of the Lessor’s acts or omissions, or as a result of a general nationwide lack of workers or building materials or of any other factor which by nature is considered as force majeure and which can influence the non-execution of the Work or the cessation thereof and which are not under the Lessor’s control, effectively preventing or delaying the continued execution of the Work and the Lessor could not have prevented such by the taking of reasonable measures.

1.30	“The Lawyers” – The Law Offices of Shraga P. Biran and Co. of 46 Rothschild Boulevard, Tel Aviv together with the Law Offices of Malka – Aharoni of 12 Hilazom Street, Ramat Gan.

1.31	“Delivery Date for Possession of the Leased Premises” – the date as set out in Section 10.1 below.

1.32	“The Lease Term” – a term of 72 months, commencing immediately upon the transfer of possession of the Leased Premises to the Lessee.

1.33	“The Purposes of the Lease” – offices, laboratories, storage and installations (including manufacturing areas) for hi-tech.

2.	Appendices:

The following appendices are attached to this Agreement as an integral part thereof:

Appendix A – the plans for the Plot.

Appendix B – the Town Building Plan.

Appendix B1 – the Building Permit.

Appendix C – the Project Management Agreement.

Appendix C1 – the Management Agreement for the Building.

Appendix D – the Technical Specifications.

Appendix D1 – the Technical Specifications for the Completion Work – shall be appended later on.

Appendix E – a draft of the Promissory Note.

Appendix F – the Building’s Maintenance Manual.

Appendix G – the Letter of Undertaking to Bank Leumi.

Appendix H – Bank Guarantee.

Appendix I – A list of consultants and contractors.

Whereas:	The Lessor declares that it holds the rights under the Development Agreement executed between it and the Administration;

And Whereas:	The Lessor declares that the construction of the Building has begun pursuant to the Building Permit and the Technical Specifications – Appendix D;

And Whereas:	The Lessee declares that it wishes to lease the Leased Premises for its own use, for the purpose of managing its business pursuant to the Purposes of the Lease and for the duration of the Lease Term;

And Whereas:	The parties wish to arrange by means of this Agreement the lease relations between them.

THEREFORE IT IS AGREED, DECLARED AND STIPULATED BETWEEN THE PARTIES AS FOLLOWS:

3.	Preamble, Appendices, Headings:

3.1	The preamble and appendices to this Agreement constitute an integral part thereof and shall be interpreted as a single unit.

3.2	The headings of the sections in this Agreement are solely for the purposes of convenience, they are not part of the provisions of the Agreement and no meaning is to be given to them for the interpretation of this Agreement or any part thereof.

4.	Competency

4.1	The Lessor represents and warrants that –

4.1.1	It is authorized in accordance with its documents of foundation to enter into this Agreement and to fulfill it and that Messers. Miron Shneider and Erez Ya’ari are authorized and entitled to execute this Agreement and that their signatures together with the Lessor’s stamp bind the Lessor for all intents and purposes.

4.1.2	It is entitled to enter into this Agreement and that there is no reason in law preventing it from entering into this Agreement and that the entering into this Agreement and the fulfillment of its obligations thereunder do not constitute a breach of an undertaking towards any third party whatsoever.

4.1.3	Use can be made of the Leased Premises for the Purposes of the Lease as defined in Section 1.33 above.

4.1.4	It is building and it will build in accordance with the Town Building Plan and the Building Permit and undertakes to obtain all the permits and approvals required by the date of Delivery of Possession of the Leased Premises to the Lessee.

4.2	The Lessee represents and warrants that –

4.2.1	It is authorized under its Articles of Association to enter into this Agreement and to fulfill it and that Mr. Avner Kol is authorized and entitled to execute this Agreement and that his signature together with the Lessee’s stamp binds it for all intents and purposes.

4.2.2	The Lessee’s management has duly authorized it to enter into this Agreement pursuant to its Articles of Association, and the fulfillment of its obligations thereunder and/or arising therefrom. That it is entitled to enter into this Agreement in law and that the entering into this Agreement and fulfillment of the obligations thereunder do not constitute the breach of an undertaking towards any third party whatsoever.

5.	Lessor’s Representations:

The Lessor represents and warrants as follows:

5.1	The Lessor has executed the Development Agreement with the Administration in connection with the Plot.

5.2

That its rights in the Land and the Plot are free of any debt, lien, foreclosure and third party right whatsoever save for a first priority lien on the Plot in favor of Bank Leumi and the Investment Company of Bank Leumi (hereinafter: “Bank Leumi”) and a second priority lien in favor of Clal Insurance Company Ltd. (hereinafter: “Clal”), within the framework of a construction loan arrangement for the entire Project and that such shall not interfere with the Lessee’s rights in the Leased Premises under this Agreement.

5.3	That the construction of the Building and Leased Premises has commenced and that it will be completed to a level of finishing for the Building’s shell space and that the Building is being constructed in accordance with the Building Permit.

5.4	That the Building’s shell space, access routes to the Building and the development within the confines of the Plot will be completed by March 31, 2005 and that the construction of the part of the walkway situated adjacent to the Leased Premises and including, inter alia, the two restaurants, will be completed by December 31, 2005.

5.5	That it is entitled under the Development Agreement to enter into this Agreement.

5.6	That it has the financial ability and soundness enabling it to fulfill its obligations towards the Lessee under this Agreement.

6.	Lessee’s Representations:

The Lessee represents, warrants and undertakes as follows:

6.1	That it has the financial ability and soundness enabling it to fulfill its financial obligations towards the Lessor under this Agreement.

6.2

That its representatives have read the appendices to the Agreement and the Town Building Plan applicable to the Leased Premises; that they have viewed and checked, from the Lessee’s point of view, the state of the Structure and Leased Premises prior to the signing on the contract; that they have examined everything and all the rights associated thereto, including the legal and/or planning and/or physical state of the Leased Premises and have found the Leased Premises to be suitable for it and for the Purposes of the Lease; and that it waives any claim of defect and/or fault and/or election and/or any other claim in connection with all such, except with reference to latent faults and/or defects and subject to the veracity of the Lessor’s representations and the fulfillment of its obligations under this Agreement and the Lessee’s comments as noted in the protocol of delivery of the Leased Premises.

7.	Planning and Permits:

7.1	The Building Permit and the Technical Specifications (Appendix D) pursuant to which the Work shall be executed, are attached to this Agreement.

7.2	The Lessee shall provide the Lessor with architect’s plans (internal partition) of the Leased Premises on a scale of 1:50 (hereinafter: “the Partition Plan”), within 14 days from the execution date of this Agreement.

7.3	The Lessor shall hold regular staff meetings at its offices, as required from time to time, in order to coordinate, plan and execute the Finishing Work (hereinafter: “the Planning Meetings”). A representative on behalf of both the Lessor and the Lessee shall be present at the Planning Meetings as well as the Building’s Architect – the architect offices of Hok, insofar as needed, the architect Danny Grinhaus – the architect on behalf of the Lessee, a supervisor on behalf of the Lessee, consultants, contractors and any other relevant entity connected with the planning and/or execution of the Finishing Work. It is clarified that the Lessee’s Representative, the architect on behalf of the Lessee, the electricity consultant and the supervisor on behalf of the Lessee shall be invited by the Lessor to be present at all Planning Meetings, however their actual presence at the meetings shall be their responsibility and that of the Lessee.

7.4	After receiving the Partition Plan from the Lessee, the Lessor shall prepare an initial planning of the Finishing Work based on the Partition Plan, which shall also include technical specifications/a quantities list for the Finishing Work (hereinafter: “the Initial Planning”). The Initial Planning shall be forwarded to the Lessee for its approval.

7.5	The Lessee shall forward its comments to this planning within 7 days of receiving the Initial Planning. Should the Lessor fail to receive the comments on the Initial Planning within the aforementioned period of time, the Lessee shall be deemed to have approved the Initial Planning.

7.6	The Lessor shall update the Initial Planning in the light of the Lessee’s comments, insofar as possible, and shall provide the Lessee with a copy of the second planning for its approval (hereinafter: “the Second Planning”). Should the Lessee have any further comments then they shall be forwarded to the Lessor, in writing, within 7 days from the date at which the Second Planning was provided to it and afterwards the Lessee shall provide the Lessor with updated planning (hereinafter: “the Final Planning”).

7.7	The planning of the Finishing Work shall also include detailed planning of signs within the Building. The entire Building will bear the Lessee’s name. The signs will include a sign with the Lessee’s name and logo to be located on the upper part of the Building on the southern façade. The signs shall be carried out by the Lessee and at the Lessee’s expense subject to all planning directives and sign regulations applicable to the Project. Furthermore a direction sign shall be erected in the Project by the Management Company, and at its expense, indicating the direction to the Building that shall include the name and logo of the Lessee, all in accordance with the procedures customary in the Project.

7.8	The parties agree that no work shall be included within the ambit of the Finishing Work and/or the work for internal changes, which requires the obtaining of a building permit and/or work involves the changes to the Leased Premises and/or the Structure and/or work which changes and/or harms the Building’s construction and/or the Building’s systems.

8.	The Execution of the Work, the Finishing Work and the Construction Method:

8.1	The Lessor shall complete, by itself and/or through subcontractors on its behalf, the execution of all the Work and the Finishing Work in accordance with the Building Permit, the Technical Specifications and the Specifications for the Finishing Work.

8.2	The parties agree that the cost for the Finishing Work to be borne by the Lessor shall not exceed the amount of $1,151,700 (hereinafter: “the Budget”). For the purpose of this Agreement the cost of the Finishing Work shall mean: all expenses and costs actually expended by the Lessor for the purpose of the execution of the Finishing Work, including payments to contractors, suppliers, the Project Manager, consultants and planners plus an overhead of 4% which shall be calculated from all the expenses save for consultants’ and planners’ fees (above and below: “the Finishing Work Costs”).

8.3	The Lessee itself shall bear, at its expense, any balance of expenses exceeding the Budget and which involves execution of the Finishing Work until completion of the construction of the Leased Premises and its adaptation for the Purposes of the Lease pursuant to the Final Planning and the provisions of this Agreement. The Lessee declares that prior to signing this Agreement it has carried out a detailed examination of the Leased Premises and the various requirements needed for the purpose of executing the Finishing Work and adapting it for the Purposes of the Lease, and that it is aware of the amounts it will have to bear and that it has the ability and the possibility of financing such.

8.4

The parties agree that all expenses involved in the execution of the Finishing Work shall be registered in separate accounts in the Lessor’s bookkeeping ledgers (hereinafter: “the Finishing Work Accounts”). At the Lessee’s request, it shall receive, once a month, a copy of the Finishing Work Accounts immediately after being issued to the Lessor by the contractors and/or the suppliers and/or the various service providers (hereinafter: “the Contractors”). The Lessee shall provide the Lessor, in writing, with its comments regarding the Contractors’ accounts within three days from the date of receiving such account. The Lessor shall take the Lessees’ comments into account during the approval of the partial accounts. Should the parties disagree on the question of whether any Contractor is entitled to payment on account of the execution of the Finishing Work, the dispute between them shall be decided upon by the Professional Expert prior to the payment of the final account to the said Contractor.

8.5	If the Finishing Work Costs exceeds that of the Budget, the Lessee shall pay the Lessor the difference between the actual Finishing Work Costs and the Budget, plus value added tax as required by law, within 15 days from the date at which it is issued with the Finishing Work Account and all subject to and against the payment of the actual said amounts by the Lessor. The Lessor shall issue the Lessee with a duly issued tax invoice against payment of the aforementioned amounts.

8.6	The parties agree that work which requires the obtaining of a building permit and/or work which involves external changes to the Leased Premises and/or the Structure and/or alteration work and/or work which damages the Building systems and/or furnishings and/or requires purchasing of equipment and/or instruments for use within the Leased Premises, shall not be included within the definition of Finishing Work – as well as the purchase of end-user terminal systems such as computers and telephones, the Leased Premises’ security systems, DC equipment and the like.

8.7	Whenever the Lessee must issue the Lessor with a plan and/or document and/or any response whatsoever, including a response relating to the selection of any finishing materials whatsoever, it will issue it to the Lessor in writing within 5 days from the date of the Lessor’s request, unless otherwise prescribed in this Agreement. It is hereby clarified that a delay in the receiving of a plan and/or response from the electricity consultant appointed at the Lessee’s request shall be deemed as the Lessee’s delay.

8.8	Should the Lessee not forward any response whatsoever within the time frame allocated for such purpose under this Agreement, the Lessee shall be deemed, for all intents and purposes, as having approved the plans and/or the documents issued to it, respectively.

8.9	The Lessor shall complete the execution of the Finishing Work through one or more of the Contractors listed in Appendix I of this Agreement.

8.10	The Work and the Finishing Work shall be carried out with professional expertise, quality, and pursuant to building standards in accordance with the Technical Specifications, the Specifications for the Finishing Work and the Final Planning, all as specified in this Agreement and all the appendices thereto.

8.11	The execution of the Work and the Finishing Work shall be administered by a certified foreman on behalf of the chief contractor and by proficient tradesmen in the various trades.

8.12	The Lessee shall be permitted to accompany the execution of the Finishing Work through the Lessee’s Representative and to appoint a supervisor on its behalf over the execution of the Work. It is hereby clarified that the granting of this permission to the Lessee and/or its Representative and/or the supervisor on its behalf to accompany the execution of the Work shall in no manner or form empower the Lessee and/or its Representative and/or the supervisor on its behalf to order the cessation or stoppage of Work and/or the provide any instructions whatsoever during the course of the construction and/or the planning to any third parties whatsoever.

8.13	Should the Lessee seek to have alterations and additions carried out to the Work and/or the Finishing Work which differ from those of the Final Planning and such alterations and/or additions can be carried out, then the Lessor shall carry out the alterations and/or additions at the Lessee’s request provided that the Lessor does not carry out alterations and additions to the Leased Premises whose execution involves the obtaining of a building permit and/or changes to the construction of the Leased Premises and/or its systems and/or causes delay to the delivery of the Leased Premises.

8.14	The cost for the alterations and the additions as stipulated in Section 8.13 above shall be deemed for all intents and purposes as part of the

Finishing Work Cost as stipulated in Section 8.4 above. The cost of carrying out the alterations and the additions shall mean – all expenses and costs actually incurred by the Lessor for the purpose of carrying out the additional work, including payments to Contractors, suppliers, consultants, planners, and the like. The Lessee, pursuant to the provisions of subsection 8.5 above, shall pay the cost of carrying out the additional work to the Lessor.

8.15	The parties agree that the execution of the alterations and the additions as stated shall be limited solely to Finishing Work on the permanent fixtures of the Structure (as opposed to the furnishing of the Leased Premises, end user terminal systems such as computers and telephones, security systems in the Leased Premises, DC equipment, etc. which will not be carried out by the Lessor), and subject to changes in the timetable for the construction of the Leased Premises and Delivery of Possession therein as shall be determined by the Lessor, should changes to the timetable be required due to the nature of the alterations.

8.16	Immediately upon completion of the execution of the Work and the additional work, the Lessor shall vacate and remove itself from all parts of the Building and the Plot and all the installations, materials, excess, equipment, tools, instruments, machines, waste and refuse, temporary structures of any kind whatsoever shall be removed from all parts of the Building and the Plot, and it shall deliver the Leased Premises to the Lessee free and vacant of any person and fit for use and operation for the Purposes of the Lease.

9.	The Development and Construction of the Project in Full:

9.1	The parties agree that subject to the provisions of any law including the provisions of the Building and Planning Law and the Town Building Plan the Lessor may utilize the Land and other portions of the Project, which are not the Leased Premises, as it deems fit and at its exclusive discretion.

9.2	The Lessee declares that it has been brought to its attention that the Leased Premises are part of a large and wide ranging Project and that the Project shall be developed and built in stages. The Lessor and/or Keshet shall be entitled to develop the remaining portions of the Project at a rate as it deems fit without the Lessee objecting or having any claims and/or suits of any kind or sort whatsoever in connection thereto towards the Lessor, provided that the Lessee’s rights for reasonable use of the Leased Premises and access routes to the Leased Premises under this Agreement are not harmed.

9.3	The Lessee further declares that subject to and without derogating from that stipulated in Section 5.4 above, the Lessor has not made an undertaking towards it that it will develop and build the rest of the Project and has not made an undertaking towards it with respect to the date at which it is supposed to conclude the full development of the Project.

9.4	The parties agree that the Lessor may submit applications for changes to the Town Building Plan at its exclusive discretion provided that the changes do not harm the Lessee’s rights in the Leased Premises pursuant to the provisions of this Agreement and that it does not alter the character and designation for use of the Plot marked No. 4 in the Town Building Plan. The Lessee undertakes not to object to applications for changes to the Town Building Plan as stated in this section, to be submitted by the Lessor provided that the Lessee’s rights – taking into account the character of the Project – for use in the Leased Premises pursuant to the Purposes of the Lease and the access routes to the Leased Premises pursuant to this Agreement are not harmed.

10.	The Timetable for the Execution of the Work:

10.1

Subject to the fulfillment of all the Lessee’s undertakings under this Agreement, the Lessor undertakes to complete Final Work on the Leased Premises, and to transfer the Leased Premises by March 31, 2005

(hereinabove and hereinbelow: “the Date of Transferring Possession in the Leased Premises”), provided that a delay of up to 30 (thirty) days in completing the Work, the Final Work and Transfer of Possession in the Leased Premises (save for the development work on the Site) and a delay of up to 90 days in completing the development work on the Site, as stated, shall not be deemed a breach of the Agreement by the Lessor. Where the Lessor has failed to complete the development work at the Site as aforementioned and has failed to transfer possession of the upper parking spaces to the Lessee, the Lessor shall make available to the Lessee, for the period of the delay, a provisional upper parking lot adjacent to the Leased Premises. For use of the provisional parking lot the Lessee shall pay the Lessor rent of an amount equal to half (50%) of the rent for upper parking, as set out in Section 14.1 below.

10.2	It is clarified and agreed that delays in the completion of the Work and/or the Finishing Work and in Delivery of Possession of the Leased Premises due to force majeure and/or due to the acts and/or omissions of the Lessee and/or a party acting on its behalf, shall not be taken into account when calculating the number of days under this section, and in such case the Lessor shall be entitled to postpone the date for the further execution of the Work and/or the Finishing Work or the completion thereof by the same number of days during which the delay took place due to the force majeure and/or due to reasons under the Lessee’s control and the deferred date shall be deemed as the new date for the purpose of the completion of the Work and/or the Finishing Work for the purpose of Delivery of Possession in the Leased Premises. It is agreed that the postponement of the Delivery Date of Possession of the Leased Premises arising from the acts or omissions of the Lessee and/or any party acting on its behalf, shall not delay the payment of Rental Fees to the Lessor, that is to say Rental Fees shall be paid commencing from the Delivery Date of Possession of the Leased Premises as defined in Section 10.1 above, accordingly.

10.3	Should the Lessor be late in delivering Possession of the Leased Premises to the Lessee for reasons other than those described in Section 10.2 above, then the Lessor shall pay the Lessee compensation as set out below:

10.3.1	For every day in arrears as specified in Subsection 10.1 above, the Lessor shall not pay the Lessee any compensation whatsoever.

10.3.2	For every month of delay in Delivering the Possession in the Leased Premises (save for the completion of the development work to the Plot) (or a part thereof) between the commencement of the second month from the Delivery Date of Possession of the Leased Premises and up until three months from the Delivery Date of Possession of the Leased Premises the Lessee shall be entitled to compensation in an amount equivalent to the full Rental Fees (100%) which the Lessee undertook to pay to the Lessor pursuant to the provisions of Section 14 of this Agreement as final and absolute compensation subject to Section 10.5 below.

10.3.3	For every month of delay in Delivery of Possession in the Leased Premises (save for the completion of the development work in the Plot) (or a part thereof) between the commencement of the fourth month from the Delivery Date of Possession of the Leased Premises and up until six months from the Delivery Date of the Leased Premises, the Lessee shall be entitled to compensation in the amount of 150% of the full Rental Fees which the Lessee undertook to pay to the Lessor pursuant to the provisions of Section 14 of this Agreement as final and absolute compensation subject to section 10.5 below.

10.3.4	In the case where the Lessor has delivered possession in the Leased Premises and has made a temporary parking lot available to the Lessee as stated in Section 10.1 but has not completed the development work in the Plot for a period exceeding ninety days from the date of the undertaking to complete such and up until six months from the Delivery of Possession in the Leased Premises Date, the Lessee shall be entitled to compensation in an amount equivalent to 50% of the full Rental Fees for the parking as stated in Section 14.1 below.

10.4	The parties declare that the aforementioned compensation amount has been determined and agreed upon between the parties as predetermined and agreed damages, which have been evaluated by the parties in advance and on a balanced basis as the reasonable amount of damage sustained by the Lessee due to the delay of Delivery of Possession of the Leased Premises. The Lessee shall have no demands and/or claims and/or suits of any kind or sort whatsoever against the Lessor with respect to the first 180 days of delay, beyond the agreed compensation.

10.5	Delay in delivering possession beyond 180 days as stated above shall constitute a fundamental breach of the Agreement and shall entitle the Lessee to all the remedies and compensation available to it under law for such breach including the revocation of the Agreement and the receiving of agreed compensation as stipulated in Section 10.3.

10.6

Furthermore, and without derogating from the generality of the aforementioned, the Lessor undertakes to provide the Lessee with a “Four Form” [a form attesting to completion of the building] for the Leased Premises. However, it is hereby clarified and agreed that it is possible that a “Four Form” will not be available for the Leased Premises at the actual Delivery Date of Possession of the Leased Premises. The non-issuance of the “Four Form” for the Leased Premises thirty days after the Delivery Date of Possession of the Leased Premises shall not be deemed a breach of this Agreement. However, if the “Four Form” is not issued by the actual Delivery Date of Possession of the Leased Premises, the Lessor undertakes to ensure that the Leased Premises will be fit for reasonable use for the Purposes of the Lease; that there will be no reason preventing the insuring of the Leased Premises and connecting it to the telephone network; and ensuring that it will have electricity, water, sewerage and elevators, enabling reasonable operation of the Leased Premises. The Lessor will be liable for any damage and expense incurred by the Lessee on account of the non-issuance of the “Four Form” by the actual Delivery Date of Possession and shall indemnify the Lessee for its expenses and damages as stated, provided that the Lessee has notified the Lessor, in writing, of any claim and/or demand and/or suit received by it in relation thereto immediately upon receiving such and that it shall enable the Lessor to defend itself against such claims. It is hereby clarified that in the event where the Lessee is prevented from making use of the Leased Premises for the Purposes of the Lease on account of the absence of the “Four Form”, the Delivery Date shall be postponed until the issuance of the “Four Form”.

11.	Delivery of Possession of the Leased Premises – Examination of the Suitability of the Leased Premises:

11.1	Subject to the fulfillment of the Lessee’s obligations under this Agreement, the Lessor undertakes to execute, itself and/or through contractors on its behalf, general development work on the Project so that by the Delivery Date of Possession of the Leased Premises reasonable use can effectively be made of the Leased Premises; there will be reasonable and convenient access to the Plot; and the Leased Premises and the Parking Lots serving the Leased Premises will be fit for reasonable use.

11.2

Near the date at which the Lessor is about to complete the Work and the Finishing Work pursuant to the provisions of this Agreement and all the appendices thereto, the Lessor shall so notify the Lessee and shall invite the Lessee to examine the relevant section of the Leased Premises. The Lessee shall immediately, and no later than 5 (five) days from the date of receiving the Lessor’s notice, carry out a preliminary examination before taking the relevant stage of the Leased Premises. At the preliminary examination date, as coordinated between the Lessee and the Lessor, the Lessee shall examine the Leased Premises in the presence of the Lessor’s Representative. The aforementioned preliminary examination shall be summarized in a report, which shall include all the Lessor’s comments regarding the repairs or finishing needed in order to adapt the Work in the Leased Premises to the provisions of this Agreement and all the appendices thereto (hereinafter: “the Examination Report”). The Examination Report needs to be approved by the Lessor’s and Lessee’s Representative.

11.3	Should the Examination Report include alterations, repairs or adjustments that the Lessor must undertake, the Lessor shall invite the Lessee’s Representative upon completion thereof in order to examine whether the works were properly executed.

11.4	The Lessor’s and Lessee’s Representative will examine the execution of the alterations, repairs or adjustments as stated above and within three days from the date of invitation of the Lessee’s Representative by the Lessor’s Representative they will draw up a final report in which the results of the examination will be noted (hereinafter: “the Final Report”).

11.5	Upon completion of repairs by the Lessor for all the faults, a protocol will immediately be drawn up for the receiving of the relevant part of the Leased Premises with the participation of the Lessee’s Representative and the Lessor’s Representative.

11.6	The date at which the protocol for receiving the part of the Leased Premises is drawn up shall be deemed as the actual date of receiving that part of the Leased Premises and the completion of the Work with respect to that part of the Leased Premises unless the Lessor’s Representative has prescribed another date.

11.7	Notwithstanding the aforementioned, in the event repairs are required which, in the opinion of the Lessor’s Representative, are minor or not essential in connection with the Work and which do not prevent the reasonable use of the Leased Premises for the Purpose of the Lease, the Lessor’s Representative may order the drawing up of a protocol for the receiving of part A / and/or part B / of the Leased Premises, despite the non-completion of those repairs provided that it shall not derogate from the Lessor’s liability regarding the execution of the said repairs. For the removal of doubt it is clarified that in the event of a difference of opinion with respect to that stipulated in this Section, Section 36 below shall apply.

11.8	The Lessor undertakes to enable the Lessee to sign contracts with Bezeq – the Israel Telecommunications Company Limited (hereinafter: “Bezeq”) or with any other entity for the supply of communication services in the Project (hereinafter jointly: “Service Providers”) – where such signature is required for the providing of supplies and communications services to the Leased Premises by the Service Providers – at least one month prior to the Delivery Date of Possession in the Leased Premises. Nothing in the aforesaid shall derogate from the Lessor’s liability to ensure the Building’s connection, at its own expense, to the electricity network, sewerage and water network, for the execution of all infrastructures for connecting the Building to the telephone network, all in accordance with the demands of the various Service Providers.

11.9	The Lessee shall bear the costs and deposits associated with the installation of telephone lines in the Leased Premises by means of carrying out those payments/deposits to the aforementioned Service Providers in such manner so as not to delay the completion of the Work with respect of the Leased Premises.

11.10	For the removal of doubt, the Delivery of Possession of the Leased Premises shall be carried out subject to the completion of all the parties’ undertakings towards each other under this Agreement.

12.	Non-Applicability of Tenants’ Protection Laws:

12.1	The lease, the Lessee and the Leased Premises are not and shall not be protected pursuant to the provisions of the Tenant’s Protection Law (Consolidated Version) 1972 (hereinafter: “the Tenant’s Protection Law”) nor pursuant to the provisions of any other existing law or any other law which shall be legislated in the future protecting lessees or tenants in any manner whatsoever, and the said laws and amendments as well as any regulations and/or orders regulated or to be regulated thereunder or replacing such or in addition thereto, are not applicable and shall not be applicable to the lease, to the Lessee, the Leased Premises or to the Agreement.

12.2	The Lessee declares that it has not been asked, nor has it paid, key-money as defined in the Tenant’s Protection Law or payments which can be interpreted or considered as key-money and that all the Work, alterations, renovations, improvements and additions made to the Leased Premises – if made – are not and shall not be fundamental alterations, and the provisions of Chapter C of the Tenant’s Protection Law shall not apply to the Agreement.

12.3	Upon vacating the Leased Premises the Lessee shall not be entitled to any payment whatsoever from the Lessor and/or from the Management Company and/or from the alternate lessee, whether as key-money or whether as payment for improvements or installations in the Leased Premises nor in any other manner whatsoever.

13.	The Lease Term:

13.1	The Lease Term is as set out in subsection 1.32 above.

13.2

The Lessee shall have the option of extending the Lease Term by an additional three Lease Terms of 36 months each (hereinabove and hereinbelow: “the Additional Lease Term”). The option granted to the Lessee for extending the Lease Term may be realized after 72 months of the Lease, 108 months of the Lease and 144 months of the Lease, respectively (hereinabove and hereinbelow: “the Realization Date”), and subject to the following conditions precedent being met, in the aggregate:

13.1.1	The Lessor received from the Lessee prior written notice by way of registered mail no later than six months before the Realization Date that it intends to extend the Lease Term (hereinabove and hereinbelow: “the Realization Notice Date”).

13.1.2	The Lessee has wholly fulfilled all its undertakings under this Agreement at their appointed time.

13.2	Where the Lessor has failed to receive notice as aforesaid by the Realization Notice Date, the option shall expire without more, without the need to provide notice whatsoever. The Rental Fees during the Additional Lease Term shall be revised as set out below.

13.3	The Lessee shall pay the Lessor a supplement of 10% to the basic rental fees during the first Additional Lease Term such that the basic rental fees from the 73rd month of the Lease (the first month of the first Additional Lease Term) and until the 108th month of the Lease (the 36th month of the Additional Lease Term) shall be 110% of the basic rental fees of the 72nd month of the Lease Term (hereinafter: “the Basic Rental Fees Revised for the First Additional Lease Term”). For the removal of doubt it is hereby clarified that the supplement prescribed in this Section for the rental fees shall only apply to the basic rental fees and not to the additional rental fees.

13.4

The Lessee shall pay the Lessor a supplement of 5% to the basic rental fees for the second Additional Lease Term such that the basic rental fees from the 109th month of the Lease (the first month of the second Additional Lease Term) and until the 144th month of the Lease (the 36th month of the Additional Lease Term) shall be 105% of the basic rental fees of the 108th month of the Lease Term (hereinafter: “the Basic Rental Fees Revised for the Second Additional Lease Term”). For the removal of doubt it is hereby clarified that the supplement prescribed in this Section for the rental fees shall only apply to the basic rental fees and not to the additional rental fees.

13.5	The Lessee shall pay the Lessor a supplement of 5% to the basic rental fees for the third Additional Lease Term such that the basic rental fees from the 145th month of the Lease (the first month of the third Additional Lease Term) and until the 180th month of the Lease (the 36th month of the Additional Lease Term) shall be 105% of the basic rental fees of the 144th month of the Lease Term (hereinafter: “the Basic Rental Fees Revised for the Third Additional Lease Term”). For the removal of doubt it is hereby clarified that the supplement prescribed in this Section for the rental fees shall only apply to the basic rental fees and not to the additional rental fees. Furthermore, it is agreed that the additional monthly rental fees during the third Additional Lease Term shall stand at 50% of the additional rental fees during the second Lease Term such that the additional rental fees at the 145th month of the Lease (the first month of the third Additional Lease Term) and until the 180th month of the Lease (the 36th month of the Additional Lease Term) shall be 50% of the additional rental fees of the 144th month of the Lease Term (hereinafter: “the Additional Rental Fees Revised for the Third Additional Lease Term”).

13.6	In the event that the Lease is extended for the Additional Lease Term the provisions of this Agreement and its appendices shall also apply, mutatis mutandis, to the Additional Lease Term – including the extension of the validity of the securities and the insurance – as a condition to the extension of the Lease Term.

14.	The Rental Fees:

14.1	In consideration for renting the Leased Premises, the subject of this Agreement, the Lessee undertakes to pay the Lessor rental fees as follows:

An amount in NIS equal to US$6.85 (Six Dollars and Eighty Five Cents) per square meter of built-up space in the Leased Premises, save for the basement area, for each rental month during the Lease Term, in addition to an amount in NIS equal to US$4.5 per square meter of the basement’s built-up space in the Leased Premises, for each rental month during the Lease Term, in other words, basic monthly rental fees amounting to US$13,568 (hereinabove and hereinbelow: “Basic Rental Fees”), in addition to an amount in N.I.S. equal to US$50 (Fifty US Dollars) for every underground parking space and an amount in NIS equal to US$30 (Thirty US Dollars) for every upper parking space for each rental month, in other words, monthly rental fees for parking in the amount of US$1,490.

The Lessee shall pay additional rental fees (hereinafter: “the Additional Rental Fees”) for the cost of the Final Work borne by the Lessor as set out below:

For the cost of the Final Work to the Leased Premises borne by the Lessor up to an amount of US$350 per square meter, the Lessee shall pay rental fees in the amount equal to 1% of the cost of the Final Work. On the presumption that the cost of the Final Work shall be US$350 x 2,094 square meters = US$732,900, the Lessee shall pay Additional Rental Fees in the amount of US$3.5 per square meter and a total amount of US$7,329 per month.

Furthermore, for the additional cost of the Final Work to the Leased Premises up to an amount of an additional US$200 per square meter (beyond the cost of the US$350 per square meter), the Lessee shall pay rental fees in the amount equal to 1.15% of the additional cost. On the presumption that the cost of the Final Work shall comprise the full allotment, that is to say another US$200 x 2,094 square meters = US$481,800, the Lessee shall pay Additional Rental Fees in the amount of US$2.3 per square meter and in total an additional amount of US$4,816 per month. And in total, the Additional Rental Fees on the presumption that the cost of the Final Work shall comprise the full allotment shall amount to US$12,145.

In other words, the total amount of the comprehensive monthly rental fees is US$27,203. For the removal of doubt it is hereby clarified that the rental fees have been calculated on the basis of the cost of the Final Work at full allotment, viz., US$1,151,700. However, it is hereby clarified that the actual rental fees shall be revised in accordance with the relative share of the allotment in respect of the actual cost invested by the Lessor in the Final Work. It is agreed upon by the Parties that rental fees shall be paid for 2,094 square meters.

Notwithstanding the aforesaid, the Lessee shall be entitled to a discount on the monthly rental fees in the amount of US$575 (840 square meters multiplied by US$6.85 multiplied by 10%) during the first nine months of the Lease.

14.2	Subject to that set out in Section 14.4 below and without derogating from that stated therein, rental fees shall be paid to the Lessor by the Lessee from the date of the actual transfer of possession of the Leased Premises. The rental fees shall be paid in advance for every three months of the rent, including VAT applicable under law, on the 1st day of the first month of every three months of rent as aforementioned (for example: on the 1st of January, on the 1st of April, etc.), by way of direct bank transfer to the account of the Lessor, as provided to the Lessee. Where the date of the actual transfer of possession of the Leased Premises takes place prior to the 1st day of the first month of the quarter, the relative share of the rental fees shall be paid for the time remaining from the actual transfer of possession and until the end of the quarter.

14.3	Linkage differentials to the Index shall be added to the rental fees as provided by Section 1.23 above and lawful VAT.

14.4	It is hereby clarified that in the event that the Date of Transferring Possession in the Leased Premises is postponed for reasons associated with the Lessee and/or by anyone on its behalf, rental fees shall be paid by the Lessee to the Lessor as of the Date of Transferring Possession in the Leased Premises as such term is defined in Section 10.1 above.

14.5	In the event that the Lessee shall ask to rent from the Lessor additional parking spaces in the Building and the Lessor shall have parking spaces available for rent in the Building then the Lessee shall be entitled to rent them on the terms (including rental fees) set out in this Agreement.

15.	Use of the Leased Premises:

15.1	The Lessee undertakes to make use of the Leased Premises only in accordance with the Purposes of the Lease and the Lessee undertakes to maintain the Leased Premises, including the equipment and/or installations located in the Leased Premises in an excellent and working state subject to reasonable wear and tear. Without derogating from the generality of the above, the Lessee undertakes to maintain the Leased Premises and/or the equipment and systems serving the Leased Premises in accordance with the directives prescribed in the Building’s Maintenance Manual (Appendix F) as well as in accordance with the maintenance directives which may be provided by the Lessor to the Lessee near the time of the Delivery Date of Possession of the Leased Premises to the Lessee. Without derogating from the generality of the above it is hereby agreed and clarified that the Lessee shall not be entitled to maintain gas canisters on the Leased Premises, nor machines for filling gas, etc. The Lessee undertakes to refrain from causing any damage or breakage to the Leased Premises or any part thereof or to any of the systems and installations thereof (hereinafter: “the Damages”) and to repair, at its expense, within the shortest time, under the circumstances, any damage caused by it and/or by any party acting on its behalf, including guests, visitors, customers, etc., during the Lease Term (save for Special Damages as defined below) including all Damages caused by it and/or by any party acting on its behalf and/or by any visitors, customers, employees, laborers and/or any other person.

15.2

It is hereby agreed that the Lessee shall not be liable for damages discovered during the Lease Term which are due to faults in the building of the Leased Premises that were built by the Lessor provided that such damages are in no way whatsoever a result of the acts or omissions of the Lessee and/or any party on its behalf, and that the Lessee or any party on its behalf did not carry out any work whatsoever in that part of the Leased Premises where the said special damages were discovered (hereinafter: “the Special Damages”).

15.3	It is agreed that the Lessor shall be liable for the repair of the Special Damages, at its expense, within the shortest time, considering the circumstances and the damages involved, and shall do so from the time at which the Lessee has notified it in writing about the occurrence of the Special Damages and subject to the Lessee cooperating with it as required in the circumstances of the matter.

15.4	Similarly, it is agreed that the Lessee shall not be entitled to any compensation whatsoever for the said Special Damages, save for the Lessor’s undertaking to repair them, as stated.

15.5	The Lessee declares that should it fail to maintain the Leased Premises in the state and at the level and quality as stated in this Agreement and/or should it fail to repair the Damages and that which requires repairing and improvement in the Leased Premises and/or fails to return the Leased Premises to the Lessor in a good state (subject to reasonable wear and tear) upon the conclusion of the Lease Period, the Lessor may, but is under no obligation to do so, repair, after having provided the Lessee with a written warning a reasonable period of time in advance under the circumstances, and may undertake any action it deems fit for the purpose of repairing the damages and/or returning the situation of the Leased Premises to its status quo ante, and shall do so at the expense of the Lessee.

15.6	The Lessor may enter into the Leased Premises for the purpose of fulfilling the said right in this Section; however, it may only do so after initially arranging the matter with the Lessee.

15.7

The Lessee undertakes to fulfill and perform all the provisions and directives, including the provisions of any law in connection with the Leased Premises, its maintenance and the use thereof as well as preventative maintenance. The Lessee undertakes not to make use of the Leased Premises or any part thereof or in connection therewith in any manner that may constitute a nuisance or disturbance or cause damage to the Lessor or to any third party whatsoever. Without derogating from the generality of the above, the Lessee shall be responsible for the ongoing maintenance of the Leased Premises and the systems thereof.

15.8	The Lessee undertakes to look after the cleanliness of the Leased Premises and the surrounding environs and to conduct its business solely within the confines of the Leased Premises. The Lessee shall bear the payment of all fines imposed by municipal authorities and/or by state institutions (where imposed) for breach of this section’s provisions by the Lessee. To the extent that such is dependant upon the Lessor, it shall enable the Lessee to defend itself against such demands pursuant to any law. Where such fines have been imposed upon the Lessor for the acts or omissions of the Lessee, then the Lessee shall indemnify the Lessor for the full amount of the said fines immediately upon receiving the first demand from the Lessor.

15.9

The Lessee undertakes to enable the Lessor and/or any party on its behalf to enter the Leased Premises at any time and after reasonable arrangement in advance in order to examine the Leased Premises or to show it or to carry out Work under this Agreement in the Leased Premises or in the Project. The Lessor confirms and declares that, if during and resulting from the execution of the Works by it and/or by any party on its behalf in the Leased Premises, damage and/or harm is caused to the Leased Premises, it will repair any damage and/or harm and shall return the Leased Premises to the status quo ante as soon as possible and the Lessee confirms that it will have no claim or suit whatsoever towards the Lessor save for the repair of the damage and the returning of the situation to the status quo ante as stated. Returning of the situation to the status quo ante shall mean: the repair of any damage or harm which will revert the situation in the Leased Premises to that state in which the Lessee received the Leased Premises from the Lessor.

15.10	For the removal of doubt it is hereby clarified that the Lessor does not undertake to repair indirect damages caused to the Lessee due to faults discovered in the Leased Premises and/or as a result of repairs. The Lessor shall take reasonable measures required to minimize disturbance of the use of the Leased Premises due to the Work, to the extent that such can be minimized.

16.	Licensing and Licenses:

16.1	The Lessee declares that it is well acquainted with the required conditions for the purpose of receiving any license and/or authorization and/or a permit for the purposes of operating its business in the Leased Premises and its activities therein, and that prior to executing this Agreement it has actually examined the suitability of the Plots and the planning documents of the Leased Premises for its needs and the Purposes of the Lease and the possibility of obtaining all the licenses, permits and authorizations required by law for the operation of the Lease Premises in accordance with the Purposes of the Lease, and that they have found such to be suitable for the Purposes of the Lease subject to the Lessor’s representations and the fulfillment of its undertakings under this Agreement and that are relevant for the purpose of obtaining the license and/or the permit and subject to the Lessor issuing the Lessee with a “Four Form” near the time of the actual Delivery Date of Possession of the Leased Premises.

16.2

The Lessee undertakes to obtain all the licenses and/or all the permits and/or all the authorizations required by law for the purpose of operating and/or managing its business in the Leased Premises from any municipal and/or local and/or governmental and/or other authority. The Lessee shall issue the Lessor, if it is requested to do so by the Lessor, with a copy of the business license immediately upon receiving it as well as at any time at which such license is renewed, all subject to the fulfillment of the Lessor’s undertakings under this Agreement which are relevant for the obtaining of the permit and/or the license and subject to the Lessor issuing the Lessee with the “Four Form” near the time of the actual Delivery Date of Possession of the Leased Premises.

16.3	The Lessee declares that the Lessor is not liable towards it for the obtaining of any license and/or permit and/or authorization as stated. Should the Lessee, for any reason whatsoever, fail to receive a permit for conducting its business, it shall not exempt the Lessee from payment of Rent Fees until the conclusion of the Lease Term under this Agreement, subject to the Lessor’s representations and undertakings and subject to the Lessor issuing the Lessee with the “Four Form” near the time of the actual Delivery Date.

16.4	The Lessee undertakes to ensure the renewal, throughout the lease, of any license and/or permit and/or authorization required for the business in the Leased Premises so that throughout the Lease Term and any part thereof the Work in the Lease Premises and the operation thereof shall be conducted as required by law and pursuant to the conditions of any license, permit, authorization, instruction, regulation and order issued from time to time by any competent authority whatsoever in connection with the business being conducted in the Lease Premises.

16.5	If a competent authority has made the granting of a license, permit or authorization needed for the operation of the Lessee’s business in the Leased Premises conditional on the execution of alterations to the Leased Premises or some other place in the Project, the Lessee undertakes to request the prior written consent of the Lessor for the execution of any alteration required. The Lessor shall not refuse such unless it is on reasonable grounds.

16.6	Should the Lessor agree to the request, the Lessee may carry out the alterations in the Leased Premises but may only do so subject to the conditions the Lessor has issued in writing, and at the Lessee’s sole expense, and the provisions of Section 17 of the Agreement below shall apply.

17.	Execution of Work in the Leased Premises:

17.1	The Lessee undertakes not to execute any significant internal alterations and/or external alterations in the Leased Premises, not to add any additions and not to demolish or alter any part of the Leased Premises and/or any of its installations and not to allow or permit any repair and/or alteration and/or addition and/or renovation and/or demolition without the prior written consent of the Lessor. The Lessor may agree to or refuse the Lessee’s request at its exclusive and absolute discretion without the need to provide reasons for its decision provided that, with respect to the internal alterations only, the Lessor will not refuse the request to carry out such alterations unless it is on reasonable grounds. The Lessor may prevent the execution of any act that is contrary to this section and may demolish and remove any alteration, addition, renovation or repair made contrary to this section and all at the Lessee’s expense. Notwithstanding the aforesaid, it is agreed that the Lessee may, at its expense and full responsibility, carry out an insignificant internal alteration such as adding or removing a plaster partition without receiving the Lessor’s prior written consent.

17.2	Wherever the Lessor allows the Lessee to carry out alterations and/or repairs and/or renovations and/or additions and/or demolitions in the Leased Premises as provided in this section (hereinafter: “the Alterations”), then the obligation to pay for these actions shall apply solely to the Lessee and all the provisions of this Agreement regarding the execution of Work in the Leased Premises shall apply to such actions. Without derogating from the aforesaid, it is agreed that wherever the Lessor allows the Lessee to execute Alterations in the Leased Premises, the Lessee shall issue the Lessor with ‘as made’ plans for the execution of the aforementioned Alterations immediately upon conclusion of the execution of the said Alterations.

17.3

Without derogating from the Lessee’s liability as set out in this section, the Lessee shall be liable for any damage of any kind and sort howsoever caused to the Leased Premises and/or the Project and/or any person on account of the said work and/or during the course thereof, where such damage is indeed caused.

17.4	The Lessee shall bear the cost of repair to the Leased Premises and/or any part thereof to the extent that such repair is required as a result of execution of the work carried out by the Lessee and shall do so immediately upon demand by the Lessor.

17.5	Any repair and/or alteration and/or addition and/or renovation and/or improvement undertaken by the Lessee in the Leased Premises, whether with the Lessor’s consent or without the Lessor’s consent, and any permanent fixtures to the Leased Premises (hereinafter collectively: “the Alterations”) shall pass at the end of the Leased Term, including with sublessees, to the ownership and possession of the Lessor, and the Lessee waives any claim and/or demand with reference thereto. For the removal of doubt it is hereby clarified that the Lessee shall not be entitled to any payment whatsoever on account of the Alterations, however should the Lessor demand from the Lessee that it return the Leased Premises to the status quo ante as existed prior to the signing of this Agreement, in full or in part, the Lessee shall do so, in full or part, as demanded by the Lessor, and at the Lessee’s expense, and the Lessee shall, pursuant to the Lessor’s instructions, take back those Alterations, as defined above, which the Lessor does not desire and shall leave the Leased Premises empty and vacant of any person and object save for those Alterations which the Lessor desires, as stated.

18.	Taxes and Payments:

18.1	The Lessee undertakes to bear and pay all applicable taxes and expenses for the Lease Term as detailed below, whether presently existing or whether such shall exist in the future for the Lease Period and pay the relevant amounts, whether the demand for payment for such was addressed to the Lessor or not, at the lawful due date for the payment, and if there is no such date, immediately upon receipt of the Lessor’s demand:

18.1.1	Business taxes, municipal taxes (including municipal rates), governmental taxes and any other tax arising from the maintaining of the Leased Premises and/or arising from the lease and/or the use of the Leased Premises as well as any applicable tax for the Lease Term which by nature does not apply to the Lessor, including new taxes imposed on the lessee of a property as opposed to the lessor. It is clarified that the Lessee shall bear the payment of municipal rates and taxes even in the event where the duty for payment thereof lies with the owner of the property as opposed to the holder of the property.

18.1.2	All other payments and expenses for the use of the Leased Premises and possession thereof including for the supply of water, electricity, fuel, telephones, its proportional share for maintaining the water storage, other communication services, etc.

18.1.3	Payments to the Management Company applicable to the Lessee pursuant to the provisions of the Management Agreement.

18.2	The Lessor undertakes to bear all those applicable taxes and expenses for the Leased Premises which the Lessee does not have to pay as stipulated in this section and in this Agreement in general.

18.3	The Lessor undertakes to bear the payment of all applicable taxes and expenses that are applicable by nature to the owners of land (as opposed to the possessors of land) such as property tax and payments to the Israel Lands Administration.

18.4	The parties shall bear the costs of the stamp duty for this Agreement in equal shares (50%: 50%).

18.5	The Lessee undertakes to present to the Lessor, from time to time and upon the Lessor’s demand, with the receipts and/or confirmations attesting to the fact that the applicable payments pursuant to this Agreement were indeed paid by the Lessee by the due dates.

19.	Arrears in Payments:

19.1	Where the Lessee is in arrears for the payment of any amount whatsoever which it is obliged to pay to the Lessor and/or to Keshet Management pursuant to this Agreement, the Lessee shall also accordingly pay the Lessor arrears interest on this amount in addition to the amount in arrears.

19.2	The interest shall be calculated for that period from the date at which the Lessee had to pay the amount in arrears and up to the date at which such amount was actually paid.

19.3	Where the amount in arrears refers to an amount which was paid by the Lessor to a third party instead of the Lessee and which the Lessee had to pay to that third party, the aforementioned interest shall be calculated for that period from the date that the Lessor made the payment of that amount in arrears to the third party and until such amount is paid by the Lessee. Where the Lessor has paid the third party interest and/or a fine for the arrears due to the lateness of the Lessee’s payment, the arrears interest and/or fines shall be calculated as part of the principal debt that the Lessee must repay to the Lessor, accordingly.

19.4	The payment of interest pursuant to this section shall not derogate from the Lessor’s right to any other relief as set out in this Agreement and/or by law, including, but without derogating from the generality of that stated, the vacating of the Leased Premises as well as any other relief arising from the breach of the Agreement by the arrears in payment. The receiving of the said interest shall not be interpreted as a waiver on the part of the Lessor as to any other relief and/or any harm done to any right whatsoever vested in them under this Agreement and/or by law.

19.5

Arrears exceeding 30 (thirty) days for any payment whatsoever which is incumbent on the Lessee to pay to the Lessor and/or the Management Company under this Agreement and with respect of which the Lessor has given written notice to the Lessee and the breach has not been amended within 7 days, such breach shall be deemed a fundamental breach under this Agreement granting the Lessor all the relief vested in it under this Agreement and by law in connection with the fundamental breach of the Agreement.

20.	Transfer of Rights by the Lessee and the Registration Thereof:

20.1	The Lessee hereby undertakes not to assign or transfer or vest or sell or lease (including sublease) or let or pledge its rights under this Agreement, wholly or partially, to another or others, in any way whatsoever unless in accordance with the provisions of this Agreement, and not to assign or transfer or vest or sell or lease (including sublease) or let or pledge the Leased Premises, wholly or partially, to another or others.

20.2	The Lessee hereby undertakes not to have another or others participate in the Lease and/or in the possession and/or in the operation and/or in the management of the Leased Premises and not to grant any other person or body possession and/or right of use in the Leased Premises or any part thereof, whether authorized, in consideration or without consideration or in any manner whatsoever.

20.3	The Lessee hereby undertakes not to register its rights under this Agreement or in connection therewith at the Land Registry Office or at the Administration or in any other way whatsoever including not registering a caveat in connection with the said rights.

20.4

Notwithstanding the aforementioned in Subsection 20.1 above, the Lessee shall be entitled to assign or transfer its rights and obligations under this Agreement to a third party as an alternative lessee subject and conditional to receiving the Lessor’s prior written approval, and provided that the transferee accepts upon itself all of the Lessee’s undertakings under this Agreement and signs an agreement in the form of this Agreement in all its appendices, and that the alternative lessee provides the Lessor with securities to secure its undertakings to its satisfaction. It is hereby clarified that the Lessor shall be entitled to make its consent subject to the provision of an additional bank guarantee in the amount of 1.5 (one and a half) months of rent, in addition to those provided in Section 25 below in this Agreement. All the direct and/or indirect costs that replacing a lessee entails shall not be borne by the Lessor. The Lessor shall not be entitled to reject an assignment or transfer as stated except upon reasonable grounds, and it is agreed that the financial strength, the identity of the alternative lessee’s shareholders and the suitability of the type of their business to the Project are reasonable grounds.

20.5	Notwithstanding the aforementioned in this Section above, the Lessee shall be entitled to sublease up to 50% of the area of the Leased Premises to two sublessees that receive the Lessor’s prior written approval and subject to the following conditions being met:

20.5.1	The sublessee signs a sublease agreement with identical wording to this Agreement, mutatis mutandis, as well as undertakes in writing towards the Lessor to abide by all the terms of this Agreement and all its appendices, including the Management Agreement.

20.5.2	A copy of the sublease agreement together with the sublessee’s undertaking towards the Lessor shall be provided in advance to the Lessor and are approved.

20.5.3	The Lessee shall guarantee and be responsible for the fulfillment of all the sublessee’s undertakings, and nothing in the sublease shall absolve the Lessee from fulfilling all of its undertakings under this Agreement towards the Lessor.

20.6	The Lessor shall not be entitled to object to such sublease as stated except upon reasonable grounds, and it is agreed that, inter alia, the financial strength of the alternative lessee and/or its shareholders and the suitability of the type of their business to the Project are reasonable grounds.

20.7	Without derogating from the aforementioned, the Lessor may demand that the sublessee pay the full Rental Fees for the part of the Leased Premises leased out to it directly by the Lessor. This right of the Lessor shall be entrenched in the sublessee’s undertakings and may be exercised by written notice from the Lessor to the sublessee and the Lessee throughout the sublessee’s Lease Term.

20.8	It is clarified that should the rental fees paid by the sublessee exceed the Rental Fees for the Leased Premises the difference shall be divided between the Lessor and the Lessee in equal shares.

20.9	Notwithstanding the aforesaid, the Lessee’s affiliated companies and/or parent company and/or subsidiaries, as such terms are defined in the Securities Law 1968, shall be entitled to use the Leased Premises, with or without consideration.

20.10	It is agreed that subject to fulfillment of all the conditions set out below, the Lessee shall be entitled to transfer, at any time, part of the Leased Premises to the company Xtend Networks Ltd. (hereinafter: “Xtend”):

20.10.1	Xtend leases additional areas in the Building from the Lessor.

20.10.2	Prior to the transfer of the area the Lessor has received written notice signed by the Lessee and Xtend detailing the areas to be transferred, as well as confirmation from Xtend that the transferred areas shall be deemed part of the area of the Leased Premises which it leased from the Lessor for all intents and purposes.

20.11	Where such areas were transferred, the transferred areas shall be deemed to be part of Xtend’s area of the Leased Premises for all intents and purposes. Transfer of part of the area of the Leased Premises to Xtend on the terms set out below shall not be deemed an assignment of rights.

21.	Management of the Project and the Building:

21.1	The Lessee is aware that the entire Project is to be managed by Keshet Management.

21.2	The Lessee shall enter into a Project Management Agreement with Keshet Management, in the form of Appendix C.

21.3	The management and maintenance of the Leased Premises shall be carried out by the Lessee or by anyone on its behalf. The Lessee shall enter into a Building Management Agreement with the Lessor, in the form of Appendix C and C1 of this Agreement.

21.4	In consideration for managing the Building and the Project and carrying out the services, including insurance coverage under the Management Agreements (Appendices C and C1) the Lessee shall pay the Lessor management fees totaling US$3.1 for every square meter of built-up space in the Leased Premises, viz., a sum of US$6,491. VAT is to be added to the said sum (hereinafter: “the Management Fees”).

21.5	It is hereby clarified that the Management Fees to be paid by the Lessee to the Lessor are fixed without any diminution and/or increase during the whole Lease Term and/or the extended Lease Term, in other words, Management Fees the cost of which are fixed and which are not calculated as a by-product of the actual costs (not cost plus) and thus any additional credit and/or charge carried out by Keshet Management on account of payments for management services shall belong to the Lessor or shall apply to Lessor, as the case may be.

21.6	The Management Fees shall be paid by the Lessee to the Lessor together with rental fees as provided in Section 14.3 above; linkage differentials shall be added to the Management Fees as provided in Section 1.23 above.

21.7	The parties further agree that the payment of Management Fees shall not exempt and shall not replace the payments of municipal rates to the local authority or any other payment that must be paid to the local authority by law.

21.8

The Lessor may register the Lessee’s undertakings under this section and/or pursuant to the Management Agreement anywhere and in any manner as it deems fit including as a caveat at the Land Registry Office and/or as a cooperation agreement and/or in any other way as it deems fit.

22.	Insurance:

22.1	The Lessee hereby undertakes to insure the contents of the Leased Premises at its expense and for full value with the insurance values being updated from time to time as needed and against recognized and accepted risks customary in expanded fire insurance policies, including repairs, alterations and additions to the Leased Premises carried out by and/or for the Lessee as well as for furniture, equipment, installations and stock of any kind or sort against risks for fire, explosion, earthquake, riots, strikes and malicious damage, flood and water damage, glass breakage, burglary, tempests, storms, aircrafts, crashes.

22.2	Similarly, commencing from the Delivery Date of Possession of the Leased Premises, the Lessee shall also insure the following:

22.2.1	The Work carried out by it and/or for it in the Leased Premises accordingly and where carried out, by insurance for “contractors’ risks” (including third party liability at a limit of liability of at least $500,000) and employers’ insurance liability with a limit of liability which shall not be less than 5 million dollars per employee, per claimant, per case and per period. The Lessor’s Contractors and sub-contractors shall be named as insured in the insurance policy. The insurance shall expressly contain coverage for damage caused to adjoining property and to property on which it operates.

22.2.2	Its statutory liability for its activities in the Leased Premises for third party liability insurance with a limit of liability which shall not be less than the amount of $1,000,000 per occurrence and on a cumulative basis for the insurance period.

22.2.3	Liability towards employees for personal injury sustained in the Leased Premises and surroundings for any person employed by the Lessee for a limit liability which shall not be less than the amount of $2,000,000 per claimant, per occurrence and per insurance period. The said insurance should be extended to indemnify the Lessor should it be claimed that in the occurrence of any work accident whatsoever the Lessor bears any employer liability whatsoever towards any of the said employees.

22.2.4	Insurance for consequential loss insuring loss of profits to the Lessee due to the loss or damage to the Structure of the Leased Premises and/or the contents thereof due to the risks specified in Section 22.1 above for a period of indemnification which shall not be less than 12 months. Notwithstanding the aforesaid in this section, the Lessee is entitled not take out consequential loss insurance, fully or partially, provided that the exemption as stipulated in Section 24 below shall apply as if such insurance was taken out in full.

22.2.5	The Lessee hereby undertakes to add the Lessor’s name as an additional insured party in the insurance policy mentioned in this Section with all third party insurance being subject to a “cross liability” clause under which the insurance shall be deemed to have been drawn up separately for each one of the insured parties.

22.2.6	The Lessee shall present the Lessor, upon demand from the Lessor, with all the insurance policies issued to it pursuant to this Section, prior to the Delivery Date of Possession of the Leased Premises, and as a condition precedent for receiving Possession of the Leased Premises by the Lessee and shall also regularly present to the Lessor new policies issued to it, or any amendment to a policy which it has previously presented to the Lessor, and upon demand, the Lessee must add and/or update and/or amend any insurance policy to the satisfaction of the Lessor in order for it to comply with that stipulated in this Section.

22.2.7	The Lessee shall ensure that the insurance policies shall have an express condition added to them according to which the insurer expressly waives any right of subrogation to go back on the Lessor and/or Keshet Management and/or the Lessees and/or other lessees and/or purchasers in the Project (where the other lessees and/or purchasers in the Project have a parallel clause in their insurance policies regarding the waiver of the right of subrogation towards the Lessee) for a subrogation claim or restitution or indemnification for direct or indirect damage sustained during the relevant time by the Lessor and/or Keshet Management and/or other lessees and/or other purchasers, where such damage is sustained, subject to the fulfillment of a parallel clause in the insurance policies of the other lessees and/or purchasers in the Project. This clause shall not apply in favor of any party who has maliciously caused damage.

22.2.8	The Lessor’s right of review and the use thereof or the refrain from use thereof to view the policies and demand the updating, addition or changing of the above sections, shall not impose any liability whatsoever on the Lessor with respect to the policies, the validity or nature thereof, or the absence thereof.

22.2.9	The Lessee undertakes to comply with the conditions of the policies mentioned in the above clause, to pay the policy fees by the due date and to ensure that the policies are renewed and are fully valid throughout the Lease Term.

23.	It is agreed that the following provisions shall apply to the said insurance policies for the Leased Premises and with respect thereof:

23.1	The insurance policies for the Leased Premises shall include an express term by which they take precedence over any other insurance carried out, if carried out by the Lessor and/or Keshet Management in connection with the Leased Premises and that the insurance policies for the Leased Premises will be activated and charged prior to any other insurance as stated.

23.2	The insurer of the Leased Premises insurance policies shall undertake that the insurance policies for the Leased Premises shall not be reduced, cancelled and shall not expire in any manner whatsoever unless notice has been provided by registered mail to the Lessor 60 days in advance.

23.3	The Lessee shall take out the insurance policies from a duly authorized insurance company, it shall update the insurance amounts and shall strictly adhere to all the provisions of the policies and shall pay the premiums by the due dates.

23.4	The Lessee undertakes to deposit confirmation at the offices of the Lessor, by no later than by 14 days prior to the end of the insurance period for the Leased Premises, from the Insurer according to which the insurance for the Leased Premises has been extended for an additional year and within 30 days from the date of the renewal of the said insurance policies to deposit the original copies of the renewed insurance for the Leased Premises with the Lessor. The Lessee shall continue with this aforementioned process until the conclusion of the insurance period for the Leased Premises as required in accordance with this Section.

24.	The Lessee agrees and confirms that it shall have no claim and/or suit against the Lessor and/or Keshet Management and/or other lessees and/or right holders in the Project and/or any other third party for any damage to which it is entitled for any indemnification whatsoever under the insurance policies for the Leased Premises, and it exempts all the aforementioned from any liability towards it or to any party on their behalf for the said damage.

24.1	The Lessor declares that it is taking out insurance for the entire Agreement term to insure the Structure of the Leased Premises for its full restitution value against loss or damage due to accepted risks for extended fire insurance. The said insurance includes a clause regarding a waiver of the right of subrogation in favor of the Lessee, provided that the said waiver shall not apply in favor of a person who has maliciously caused damage.

24.2	The Lessor undertakes to take out and maintain (whether by itself or through Keshet Management) insurance with a duly approved and reputable insurance company, to insure the contracting work to be carried out (should such be carried out) against the accepted risks for insurance against all contracting work risks, including a section dealing with third party liability for a limit of liability of at least $1,000,000 per event and on a cumulative basis for the insurance period and a section for employers’ liability with a limit of liability of $5,000,000 per claimant, per event and cumulating for the duration of the insurance period. A property section including a clause regarding a waiver of the right of subrogation in favor of the Lessee, provided that such does not apply in favor of a person who has maliciously caused damage.

24.3	The Lessor hereby exempts the Lessee, in its name and in the name of Keshet Management, from any liability for any damage to the Work for which they are entitled to indemnification under the property section of the insurance under section 5 above. However the exemption from liability as stated shall not apply in favor of a person who has maliciously caused damage.

25.	Deposit, Guarantees and Securities

25.1	The Lessee shall provide at the signing of this Agreement six non-negotiable promissory notes (hereinafter: “the Promissory Notes”) in the form attached to this Agreement as Appendix F for the amount of the comprehensive rental fees and Management Fees for 1 (one) month of rent plus VAT, in other words, NIS 175,000 for each of the Promissory Notes, signed by the Lessee, so as to ensure the fulfillment of all of the Lessee’s undertakings under this Agreement and pursuant to any law. VAT shall be added to the sum of the Promissory Notes and it shall be linked to the Index until the actual date it becomes due in full.

25.2	The Lessor shall may exercise the Note and collect therefrom the amount of damages and compensation only after providing written notice of such to the Lessee 14 days in advance. In such said notice, the Lessor shall detail the breach on account of which it seeks to foreclose on the Note. The Note shall be returned to the Lessee immediately after completion of the final accounting, subject to the fulfillment of all the Lessee’s undertakings under this Agreement and pursuant to any law.

25.3	The Lessee hereby exempts the Lessor from all duties imposed upon a holder of a promissory note, including presentation for the purpose of acceptance or payment, testimony and notice of the failure to honor the Note, similarly, the Lessor may (but is under no obligation to do so), in its absolute discretion, fill in the Note, delineate and complete it in any way.

25.4	As further security for the fulfillment of the Lessee’s undertakings under this Agreement the Lessee shall provide the Lessor within seven days from the date of signing this Agreement, an autonomous bank guarantee to the order of the Lessor, linked to the Index for the sum of NIS 676,600, which is the sum approximately equal to the payment of the rental fees and the Maintenance Fees for 4.5 months of rent plus VAT. The Lessor shall be entitled, from time to time, to demand payment of the bank guarantee, whether wholly or partially, for the purpose of paying any sum that the Lessee owes the Lessor pursuant to this Agreement and where the bank guarantee was provided to secure its payment, or where the Lessee has failed to vacate the Leased Premises and failed to return possession thereof to the Lessor, in accordance with the provisions of this Agreement and after seven days of prior written notice was given to the Lessee and the Lessee failed to remedy the breach within the said period. The Lessor shall return the bank guarantee to the Lessee after deducting the sums set out in this Section above, after 90 days from the return of the Leased Premises to the Lessor, pursuant to this Agreement.

25.5

The Lessee declares and undertakes that nothing in the provision of the guarantees under this Agreement and/or in its exercise by the Lessor and/or by the Management Company, shall constitute a waiver and/or prejudice any right whatsoever of the Lessor and/or the Management Company, including – and without derogating from the generality of the aforesaid – their right to any other remedy vested in them under any law.

25.6	Likewise, it is hereby clarified and agreed that the Promissory Note, the warranty, the guarantees and the other securities provided by the Lessee pursuant to this Agreement shall be independent of each other for the purposes of realizing them; are supplementary to each other; and shall not detract one from the other.

26.	Liability and Indemnification:

26.1	The Lessor and any party acting in its name and on its behalf shall not be liable, in any manner whatsoever, for any damage and/or expense sustained by the Lessee and/or any party on its behalf and/or to its business and/or property, unless such damage has been caused as a result of the negligence or maliciousness of the Lessor and/or any party on its behalf towards the Lessee.

26.2	For the removal of doubt and without derogating the aforesaid in this Section, it is clarified that the Lessor and any party acting in its name and on its behalf shall not bear any liability whatsoever and/or any obligation whatsoever for personal injury and/or loss and/or damage to property of any sort whatsoever caused to the Lessee and/or its employees and/or any party on its behalf, including (and without derogating from the generality of the aforementioned) to employees, agents, contractors, customers, visitors and/or any other person located in the Leased Premises or in another area held by the Lessee or the Lessor, unless in the circumstances set out in subsection 1 above.

26.3

The Lessee alone shall bear liability for any loss and/or damage and/or expense caused to the Leased Premises and/or the Project and/or parts thereof and/or the contents thereof and/or any person and/or corporation and/or the Lessor and/or any party on its behalf and/or any third party arising from the management of its business in the Leased

Premises and/or from possession thereof and/or from the use of the Leased Premises and/or from leasing it and/or from any act or omission of the Lessee or any party on its behalf.

26.4	The Lessee undertakes to compensate and/or indemnify the Lessor for any damage or expense caused to it on account of a claim instituted against it, whether civil or criminal, and on account of the need to defend itself against such a claim, to the extent that such claim arises from the non-fulfillment of a Lessee’s undertaking under this Agreement or on account of breach of the said undertaking, including any claim for the payment of damages or expenses for which the Lessee bears liability pursuant to the provisions of this Agreement. The Lessor shall inform the Lessee shortly after receiving a claim instituted against it as stated above and shall enable the Lessee to attend to such matter and/or to defend itself against such claim in coordination and cooperation with the Lessor. It is clarified that the Lessee shall pay the Lessor and/or any party whom the Lessor instructs, any awarded amount at the time of last payment pursuant to any law.

27.	Force Majeure:

The Lessee declares and undertakes that the Lessor and/or Keshet Management shall not be deemed as having breached the Agreement or not having fulfilled any of its conditions if the reason for the breach of the Agreement or the non-fulfillment of the conditions is force majeure. The parties declare that at the execution date of this Agreement there are no circumstances that constitute force majeure.

28.	Pledge or Mortgage by the Lessor:

28.1

The Lessor may mortgage and/or pledge and/or assign and/or sell and/or rent and/or rent on a leasehold basis and/or transfer this Agreement, wholly or partially and/or rights thereunder, wholly or partially and/or rights in the Land and in the Plot, to another or to others, in any manner which the Lessor deems fit at its own exclusive and absolute discretion and without any need for the Lessee’s consent, provided that the Lessee’s rights under this Agreement are not prejudiced.

28.2	The Lessee undertakes to take upon itself and to fulfill all the provisions of this Agreement towards any party which replaces the Lessor, if any, and the mortgage, pledge, assignment, sale, rent, leasehold or transfer as stated shall not derogate from the Lessee’s rights under this Agreement or shall not add to its undertakings under this Agreement.

28.3	The Lessor is entitled to mortgage and/or pledge and/or transfer and/or assign and/or sell and/or rent on a leasehold basis and/or lease its rights in the Plot and/or the Leased Premises, wholly or partially, and/or to make any other disposition, and to have any entity or body join in on the management and/or ownership of the Leased Premises as it deems fit and at its own exclusive and absolute discretion and without any need for the Lessee’s consent provided that the Lessee’s rights under this Agreement are not prejudiced. Notwithstanding the aforesaid the Lessor shall not sell and/or shall not transfer its rights in the Leased Premises to a third party up until the Delivery Date of Possession of the Leased Premises.

28.4	The Lessee undertakes to sign, upon Lessor’s demand, on any document or confirmation required in the opinion of the Lessor, from time to time, including the Letter of Undertaking towards Bank Leumi—Appendix G, for one of the purposes set out in this Section, and it undertakes not to make its signature or consent to the signature conditional on any term whatsoever. The Lessee undertakes and exempts the Lessor from the need to obtain its separate or additional consent or from the need for its signature, provided that the Lessee’s rights under this Agreement are not prejudiced.

29.	Vacating:

29.1	The Lessee undertakes that immediately upon conclusion of the Leased Term or upon the lawful cancellation of this Agreement, the earlier of the two, (hereinafter: “the Vacating of the Leased Premises Date”), the Lessee shall vacate the Leased Premises and deliver possession thereof to the Lessor with the Leased Premises being free of any person and object not belonging to the Lessor, in a good state, clean and in order, subject to reasonable wear and tear. The Leased Premises shall be delivered to the Lessor with any renovation, improvement, addition, alteration, repair or installation permanently affixed to the Leased Premises even if such has been installed and/or added to the Leased Premises by the Lessee at its expense, unless such alterations and/or improvements have been carried out without the Lessor’s prior written consent and the Lessor has demanded that the Lessee remove such installation and addition from the Leased Premises, wholly or partially, then the Lessee undertakes to carry out such demand at its expense and to return the Leased Premises to the status quo ante, wholly or partially, in accordance with the Lessor’s instructions.

29.2	For the removal of any doubt it is clarified that any object and/or equipment and/or accessories which do not fall within the definition of the Lessor’s property under this Agreement and which remain in the Leased Premises after the vacating of the Leased Premises by the Lessee, shall become the property of the Lessor upon the vacating of the Leased Premises and the Lessee waives any claim and/or demand and/or suit for such.

29.3

The Lessee undertakes that should it fail to vacate the Leased Premises as stipulated in this Section, it shall pay the Lessor for every day during the period from the Vacating of the Leased Premises Date and until the actual date of vacating the Leased Premises an amount equivalent to three times the monthly Rental Fees divided by 30 for every day’s arrears or part thereof. The parties declare that this amount has been determined and agreed upon between the parties as liquidated and prescribed damages which have been evaluated by the parties with discretion and in advance as the reasonable sum of damage caused to the Lessor on account of the failure to vacate the Leased Premises at the Vacating of the Leased Premises Date.

29.4	For the removal of any doubt the Lessee declares that nothing set out in this Section shall not prejudice any right whatsoever of the Lessor, including, and without derogating from the generality of the aforesaid, the Lessor’s right to exercise the guarantees given to it and the Lessor’s right to demand the fulfillment of the Lessee’s undertakings under this Agreement, and no payment whatsoever under this section shall release the Lessee from its obligations to vacate the Leased Premises.

29.5	The Lessee declares and undertakes that should it fail to vacate the Leased Premises as stipulated in this section, then the Lessor may, in addition to remedies vested under this Agreement and by law, claim from the Lessee the payment of amounts, payments, taxes, obligations, proper use, expenses, losses and any other payment for the period between the Vacating of the Leased Premises Date and the actual date of the vacating of the Leased Premises as though the Lease Term had continued, and all the above without derogating from the Lessee’s obligation to vacate the Leased Premises.

29.6	For the removal of any doubt the Lessee declares that the payment and/or giving of proper use payments and/or payments under this Section shall not create rental relations between the parties with respect of the period after the Vacating of the Leased Premises Date.

30.	Final Accounting:

30.1	Upon conclusion of the Lease Term or the cancellation of this Agreement by law, final accounting shall be carried out between the Lessor and the Lessee (in this Agreement: “the Final Accounting”).

30.2

For the purpose of executing the Final Accounting the Lessee shall issue the Lessor with confirmation from any municipal and/or governmental and/or other authority and/or any other body to whom the Lessee has undertaken under this Agreement to make various payments, directly or indirectly, testifying that as of the date of the confirmation all such payments have been paid by the Lessee for the Leased Term, including the principal and/or interest and/or Linkage Differentials and/or fines and/or any other debt for the said period.

30.3	A condition for the drawing up of the Final Accounting and/or any payment on the part of the Lessor is the Lessee’s vacating of the Leased Premises by the Vacating of the Leased Premises Date.

30.4	Insofar as the matter is within the parties’ control they shall act to ensure that the Final Accounting ends no later than 90 (ninety) days after the vacating of the Leased Premises.

31.	Breaches of the Agreement:

Any party to this Agreement that breaches and/or does not fulfill any of its undertakings under this Agreement must compensate the other party for any damage and/or loss consequentially caused to it without derogating from the right of the injured party to obtain any further relief and/or remedy available to it under this Agreement and by law, unless expressly stated otherwise in the provisions of this Agreement.

Should a party to this contract breach any of the provisions thereof, the injured party shall be entitled to any relief prescribed in the Contracts Law (Remedies for Breach of Contract) 1970, even where a specific relief or remedy has been provided in this contract for such breach, unless it is expressly stated otherwise in the provisions of this Agreement.

Should the Lessee and/or the Lessor fundamentally breach this Agreement and such breach is not amended within 14 days and/or breach this Agreement and such breach is not amended within 30 days, the Lessor and/or the Lessee may inform the other party in writing of the cancellation of this Lease Agreement without derogating from the right of the injured party to receive any relief and/or compensation under this Agreement and/or by law, unless expressly stated otherwise in the provisions of this Agreement.

32.	The Lessor’s Remedies for the Breach of the Agreement:

32.1	The Lessee declares that nothing set out in this Agreement shall exhaust all the rights and remedies of the Lessor and/or the Management Company for the breach of the Agreement by the Lessee and shall not prejudice any right and remedy vested with them under this Agreement and under law, or derogate therefrom.

32.2	The Lessee undertakes that if it breaches this Agreement, wholly or partially, or any condition thereof, and has not amended such breach within the reasonable time prescribed in the written warning it has received from the Lessor and/or if it fundamentally breaches this Agreement, and has not amended the breach within 7 days from the date of receiving the written warning from the Lessor, the Lessor shall be entitled to forthwith cancel the Agreement and the Lessee must forthwith vacate the Leased Premises or vacate it by a date to be prescribed by the Lessor, where prescribed, without such prejudicing any right whatsoever or any other remedy of the Lessor under this Agreement and/or by law.

32.3	The Lessee declares that the Lessor shall be entitled to cancel this Agreement also where a decision has been passed (hereinafter: “the Decision”) on the dissolution of the Lessee or the appointment of a liquidator, temporary or permanent receiver for the Lessee or if an order of receivership, winding up or bankruptcy is given against the Lessee, or if a foreclosure order is given on assets of the Lessee, wholly or partially, and the Decision is not cancelled within 90 (ninety) days from the date at which it was given. The Lessee undertakes to act to cancel any Decision within 90 (ninety) days from the date of it having been given and declares that the failure to cancel the Decision within 90 (ninety) days shall constitute a fundamental breach of the Agreement and the Lessor shall be entitled to any remedy vested in it under this Agreement and by any law.

32.4	Nothing in the aforesaid shall derogate from the Lessor’s right to claim from the Lessee for anticipated breach including the obtaining of any remedy arising from such.

33.	Value Added Tax (VAT):

Any payment which must be paid by one party to another party under this Agreement and/or arising therefrom shall have VAT added to it (where required by law) to be paid by that party which owes the said payment to that party entitled to receive the payment and as against a legally issued tax invoice. The said amount shall be paid to that party entitled to receive it by bank transfer to its account or by a post-dated cheque at the election of the party entitled to receive it, on the day preceding the date at which the party entitled to receive the payment must, by law, transfer the VAT to the tax authorities at the date at which the payment for such tax is to be paid.

34.	Business Day:

Wherever a day has been set for the execution of any payment whatsoever under this Agreement and/or arising therefrom for a date which is not a Business Day, the day for executing that payment shall be deferred to the next business day thereafter.

35.	Legal Representation:

The Lessee declares that it is aware that the Lawyers represent the Lessor in the transaction in issue in this Agreement and that they do not represent the Lessee and that the Lessee is entitled to, and may be represented in this transaction by any other lawyer.

36.	Building Work, Maintenance and Repairs:

The Lessee hereby agrees that at any time after the completion of the Leased Premises and/or the Building and/or also after the Delivery of Possession in the Leased Premises to the Lessee and/or after the registration of the rights, the Lessor shall be entitled to carry out building work, maintenance, repairs and the required management and/or connected to the Building or the Lease Premises or the Project even if such does cause disturbance to the use of the Leased Premises provided that the Lessor shall take reasonable measures required to minimize the disturbances as far as possible and to minimize and shorten the building period as much as possible.

37.	Professional Expert:

37.1	In any event of a difference of opinion between the parties in any matter relating to the execution of the Work and/or the Finishing Work and/or the completion of the repairs and/or the nature of the repairs and/or the determination of the cost for the execution of the required alterations by the Lessee, such matters shall be brought before a professional expert for his ruling, a building engineer by profession, who shall be appointed by the parties, and in the absence of such consent as to the identity of the Professional Expert within 7 days, he shall be appointed at the request of one of the parties by the chairman of the Israeli Institute of Architects and Engineers (above and below: “the Professional Expert”).

37.2	The Professional Expert shall be entitled to approve the Lessor’s Representative’s instructions and/or determinations, cancel or alter them, however he shall not have the power to order a stay or cessation of the execution of the Work, and this without derogating from his rights to instruct the Lessor to carry out repairs and/or alterations the execution of which may delay the execution of the Work.

37.3	The Professional Expert shall be entitled to instruct the Lessor to carry out repairs to the Leased Premises. Similarly the Professional Expert shall be entitled to determine whether the Leased Premises are fit or are unfit for Delivery and as well as discuss and decide upon any other issue in connection with the execution of the Work and/or the Finishing Work and/or the Delivery of the Leased Premises and/or the execution of repairs to the Leased Premises and/or any other engineering matter brought before him as stated above.

37.4	In these actions as stated above and/or acting within the framework of any other power or any other additional power vested in him under this Agreement, the expert shall act as the Professional Expert and not as an arbitrator and his decision shall be final and absolute and shall bind the parties as though agreed by them from the very outset.

37.5	The Professional Expert shall act to the best of his ability in order to provide his decision on any matter brought before him for his ruling as soon as possible from the date at which any of the parties has made the request to him to receive his decision and after he has enabled each of the parties to detail before him their position, but in any event no later than 14 days from the date at which the dispute has been brought before him for his ruling.

37.6	The parties undertake to cooperate with the Professional Expert as required in order to comply with the aforementioned timetable.

37.7	The Parties shall bear the fees of the Professional Expert in equal shares between them, unless the Professional Expert has ordered otherwise.

38.	Arbitration:

38.1.	Wherever differences of opinion arise in connection with the interpretation of this Agreement (including any of its appendices) and/or in connection with anything arising from it which, under this Agreement, is not to be brought before the ruling of the Professional Expert, each party may forward the dispute to the ruling of an arbitrator as defined below and all during those periods as prescribed for such under this Agreement, and if such has not been prescribed, then within thirty (30) days from the discovery of such dispute.

38.2.	The arbitrator shall be subject to the provisions of the substantive law, but not to the laws of evidence and civil procedure and he will be obliged to provide the reasons for his rulings.

38.3.	The arbitrator may hand down rulings and/or interim orders, including the release or withholding of funds intended for the Lessor and including any other matter connected to the transfer of rights in the Leased Premises under this Agreement.

38.4.	The arbitrator’s decisions shall be final and no appeal may be lodged against them.

38.5.	The existence of differences of opinion as well as the forwarding of such for a ruling by an arbitrator shall not serve as a cause for the cessation and/or withholding and/or making conditional of the parties’ undertakings under this Agreement (subject to the rulings of the arbitrator himself).

38.6.	For the purposes of this Section “an arbitrator” shall be a jurist whose identity has been consensually determined between the parties and in the absence of consent with respect to the identity of the arbitrator within seven (7) days from the date of one party’s request to the other party – a retired District Court or Supreme Court judge whose identity shall be determined by the chairperson of the Israel Bar Association.

38.7.	The provisions of the Arbitration Law 1968 shall apply to this section and the execution of this Agreement shall be deemed as having signed on an arbitration agreement without the need for some other or additional document in this matter.

39.	Cooperation:

39.1.	The parties undertake to be faithful and honest towards each other and to assist each other in any way and manner which is likely to promote its affairs in relation to the exercising of this Agreement and the operation of the business.

39.2.	Each party shall sign on any declaration, report and/or any other document which must be signed by law in connection with the execution and/or performance of this Agreement and shall submit such to that authority to which such document must be submitted by no later than the due date, and shall sign on any declaration, report and/or any other document as stated which is required and/or useful in order to provide the provisions of this Agreement with validity and/or arising from it.

39.3.	Each party shall pay every payment (including obligatory payments) which it is obligated to pay under this Agreement and/or by law for the execution and/or performance of this Agreement and for providing the provisions thereof with validity.

40.	Mutual Indemnification:

Where a party needs to carry out a certain action or to make a certain payment under this Agreement and/or arising from this Agreement (hereinafter: “the Indebted Party”) and he has not carried out that action and/or has not made that payment under the conditions and in the manner as required under this Agreement and/or by law, the complying party may (but is not obligated to) undertake the same action and/or to pay that same payment instead of the Indebted Party provided that the Indebted Party has been provided with prior written notice of 30 days before the execution of the undertakings and the Indebted Party has not undertaken such within the said period of time and where the complying party has done so as stated, the Indebted Party shall be obligated to pay to the complying party any amount incurred by the complying party in connection with the said action and/or payment and shall do so no later than twenty (20) days after having received the demand from the complying party in writing detailing the amounts of its expenses (together with references supporting its expenses – if any). Interest shall be added to every amount which is not paid by the Indebted Party to the complying party during the aforementioned period at the rate of arrears interest to be calculated from the date at which the complying party incurred the amount in issue in the said demand and up until the date at which it was fully repaid to the complying party.

41.	Crediting Payments:

41.1	If arrears interest is added for any debt that one party owes to the other party under this Agreement, then every payment paid by the Indebted Party to the other party shall be credited initially towards the payment of all arrears interest added as stated to the debt of the paying party.

41.2	Should any amount whatsoever paid by one party to the other party have VAT owing on it, wholly or partially, and the paying party must pay such under this Agreement, the payment shall be deemed as having been paid by the said party to the other party inclusive of VAT and shall be credited against the payment of such part of that amount and from the said tax owing for that part, which jointly reach the said amount and all subject to the issuing of a tax invoice by the receiving party issued to the paying party.

42.	Entire Agreement:

That stipulated in this Agreement exclusively contains all that agreed upon between the parties in the matter of all the issues mentioned therein and no negotiations or consent preceding the execution of this Agreement is to be taken into account unless so confirmed in writing and signed by all the parties to this Agreement or thereafter.

43.	Estoppel and Waiver:

It is hereby agreed between the parties that unless otherwise expressly stated in this Agreement, in any event where one party fails to exercise or tarries in the exercise of any of its rights arising under this Agreement or connected thereto, it shall not constitute a waiver of these rights or as an admission whatsoever on its part or as a precedent whatsoever, both with respect of that event in connection with which that party had the possibility of exercising that right as well as with respect of any events thereafter, and that party may exercise those rights arising from this Agreement and/or connected to it and/or arising from the law at any time it deems fit.

44.	General:

44.1.	The Lessee shall not be entitled to setoff and/or to withhold any amount whatsoever which it owes to the Lessor under this Agreement and/or arising from any debt amount which the Lessor owes to it and for which the payment date is due, unless otherwise prescribed by a competent court.

44.2.	Any alteration or addition to this Agreement shall be made in writing and shall be signed by the parties.

44.3.	The Lessor confirms that there is no reason, as far as it is concerned, precluding the Lessee from immediately publishing a notice with the US stock exchange regarding the execution of this Agreement, including the translation of this Agreement into English, pursuant to the demands of the Lessee, as required by law.

45.	Addresses and Notices:

The addresses of the parties for the purpose of this Agreement are as follows:

The Lessor – P.O. Box 66 Ben Gurion Airport 70151

The Lessee – Until the delivery date – as specified in the preamble to this Agreement, and thereafter – at the Leased Premises.

Or any other address for which notice has been made by one party to the other in writing at least 15 days in advance. Any notice forwarded by one party to the other under this Agreement or pursuant thereto shall be in writing. Any notice, including court documents sent by one party to the other party by courier or facsimile during normal working hours shall be deemed as having reached its destination upon delivery to that address and any notice sent to the other party by registered mail shall be deemed as having reached its destination within seven (7) days after having been mailed as stated, provided that the provision of the notice by any of the aforementioned means is to the above addresses.

IN WITNESS WHEREOF THE PARTIES HAVE SET THEIR HAND:

/s/ Avner Kol	/s/ Noa Landner; Arez Iari
The Lessee	The Lessor

Confirmation

I, the undersigned, Naama Yadlin, Adv. of 46 Rothschild Blvd., Tel Aviv confirm that on the November 4, 2004 Mr. Ya’akov Maimon and Mr. Erez Ya’ari, who are known to me personally (whom I identified according to their identity cards) appeared before me and signed in the name of Airport City Ltd. and their signatures bind the Lessor for all intents and purposes.

/s/ Naama Yadlin
Naama Yadlin, Advocate

Confirmation

I, the undersigned, Michal Factor, Adv. of 3 Daniel Frisch Str., Tel Aviv confirm that on the November 4, 2004 Mr. Avner Kol who is known to me personally (whom I identified according to his identity card) appeared before me and signed in the name of Vyyo Ltd. and his signature binds the Lessee for all intents and purposes.

/s/ Michal Factor
Michal Factor, Advocate

Appendix A

The Plans for the Plot

מקרא:
שטח לקוח 445.0 מ"ר
שטח לקוח 840.0 מ"ר
שטח משותף לכל הבנין
A
B
1
2
3
4
5
6
A
B
C
D

קריית שדה התעופה - בית הטיילת שטחים לשיווק

קומת קרקע מחולקת ל-קריית שדה התעופה בע"מ

דורית ודורון הוק אדריכלים ירושלים

AIRPORT CITY

נספח ט', עמוד 4

מקרא:
- שטח לקוח A 488.0 מ"ר
- שטח לקוח B 924.0 מ"ר
- שטח משותף ללקוחות A,B
- שטח משותף לכל הבנין

A
B
1
2
3
4
5
6
7
8
9
10
11
12
13
A
B
C
D

קריית שדה התעופה - בית הטיילת שטחים לשיווק

קומה א' מחולקת ל-2

דורית ודורון הוק אדריכלים ירושלים

קרית שדה התעופה בע"מ

אוקטובר 2004

AIRPORT CITY

קרית שדה התעופה - בית הטיילת שטחים לשיווק

תכנית פיתוח עם חניון עילי 1:250

דורית ודורון הוק אדריכלים ירושלים

אוקטובר 2004

AIRPORT CITY

קרית שדה התעופה בע"מ

נספח ט׳- צמוד 6

116
117
120
130
140
146
147
150
160
170
172
173
174
112

קרית שדה התעופה - בית הטיילת שטחים לשיווק

תכנית קומה 1- שטח הקומה - 920 מ"ר 1:250

דורית הורתן הוק אדריכלים ירושלים

אוקטובר 2004

AIRPORT CITY

חניון תת קרקעי

קרית שדה התעופה בע"מ

Appendix B

The Town Building Plan

Appendix B1

The Building Permit

Appendix C

The Project Management Agreement

BUILDING MANAGEMENT AGREEMENT

Appendix to the Lease Agreement

Made and Entered into in Airport City on the 4th of November 2004.

Between:	Airport City Ltd.
By those authorized and competent to sign in its name
Address: P.O. Box 66 Ben Gurion Airport 70151
(hereinafter: “the Company”).

The First Party

And Between:	Xtend Networks Ltd.
A Private Company Registered in Israel, No. 512827205
Represented by those authorized and competent to sign in its name
Mr. Eilon Hazum, ID No. 025013012
Address: 6 Kaufman Str., Beit Gibor, Tel Aviv.
(hereinafter: “the Tenant”).

The Second Party

Whereas:	In accordance with the Development Agreement the Company has established a Project on the Land, including the Building as such terms are defined in the Lease Agreement;

And Whereas:	The Tenant has leased the Leased Premises (as such term is defined in the Lease Agreement) from the Company pursuant to that as specified in the Lease Agreement of November 4th, 2004 (above and below: “the Lease Agreement”);

And Whereas:	The Tenant agrees that the management, maintenance and operation of the Public Areas in the Building be exclusively carried out by the Company and/or any party acting on its behalf, and the Tenant agrees and undertakes to act in accordance with the terms of this agreement and to participate in the management expenses for the Building as stipulated therein;

And Whereas:	This agreement is intended to arrange the mutual undertakings between the parties as far as such appertains to the management and execution of the Services in the Building.

Therefore it is agreed and stipulated between the parties as follows:

1.	Preamble

1.1	The preamble to this agreement, including the definitions and declarations contained therein, constitutes an integral part thereof and binds the parties for all intents and purposes.

1.2	The section numbers in this agreement and the section headings are solely for the sake of convenience, do not constitute a part of the agreement and no use is to be made thereof for the interpretation of the agreement.

1.3	This agreement exhausts all the agreements between the parties with respect to the matter of the transaction in issue in this agreement, and commencing from the date of execution of this agreement, all previous agreements and/or understandings and/or representations made between the parties shall be voided and only this agreement shall bind the parties.

1.4	The terms in this agreement shall have that meaning given to them in the Lease Agreement unless expressly stated otherwise.

2.	Definitions

In the absence of any other intention as may be ascertained from the text, the following terms shall have the following meanings:

2.1	“The Common Property”

Any part of the Building designated by the Company and/or which shall be designated by the Company, from time to time and at its exclusive and absolute discretion, for the common use of the tenants in the Building, should there be additional tenants in the Building other than the Tenant, and/or Public Areas and/or common areas in the Building and on the floors of the Building and/or in areas for the use of visitors to the Building, including, but without derogating from the generality of the above:

(I)	Any part of the Building including machine rooms, electricity rooms, roofs, the external walls, the foundations, the stairwells, passageways, entrances, elevators, garbage rooms, electricity rooms, court yards, gardens, installations, roads, ramps and sidewalks as well as any other Public Areas and/or common areas in the Building, save for those areas which have been rented out or which have been sold and/or which have been designated for sale or rent in the future, save for those parts of the Building and/or the Park which have been removed by the Company from the common property, at its discretion.

(II)	Air conditioning installations and elevators, pipes of any sort whatsoever and all other installations or systems situated in the Building and/or serving the Building and/or used, at its discretion, by the Company, save the air conditioning installations and pipes vacated within the boundaries of those areas which have been sold or leased or in the areas attached thereto.

(III)

Under no circumstances shall the common property include parts which have been attached by the Company to any unit whatsoever in the Building, and all at the discretion of the Company. Likewise it is clarified that the common property shall not include parking places in the (upper and underground)

parking lots of the Building and the Park to be marketed to the tenants in the Building or Park.

2.2	“The Services”

The provision of Services in the Common Property as detailed below:

The repair, maintenance, and cleaning of areas in the Common Property.

The maintenance of lighting systems in the Public Areas.

Gardening in the Common Property areas, including irrigation, regular care, pruning, fertilization, replacement of plants, as needed, in the garden of the Building, etc.

Insurance of the Public Areas

Removal of (dry) garbage from the garbage room in the Building.

External cleaning of the windows in the Building by abseiling, crane or by any other means, twice a year.

Regular periodical care for the Building’s elevators including responsibility to carry out the inspections as required by law, liability and replacement of spare parts, should the need arise.

Regular care of the main air conditioning systems (the chillers are located on the roof of the Building) including replacement of filters (not including air conditioners in the Leased Premises and the relative proportion of electricity consumption of the air conditioning installations on the roof shall be paid separately by the Tenant).

Operating hours for the air conditioning system in the Leased Premises shall be as follows: Sunday-Friday: 07:00 – 20:00.

Repair and maintenance of pipes, installations and systems located in the Common Property and serving the entire Building.

Reception services in the entrance lobby of the Building on the ground floor shall be provided from Sundays to Fridays from 07:00 – 18:00.

2.3	“The Effective Date”

The date at which the Management Company starts providing the management and execution of the Services as set out in Section 5.1 below.

2.4	“The Lease Agreement”

The agreement between the Company and the Lessee from November 4th, 2004, under which the Tenant leased the Leased Premises from the Company, and to which this Management Agreement is attached as an integral part thereof as Appendix C1.

2.5	“Arrears Interest”

As defined in the Lease Agreement.

3.	Management and Execution of Services

3.1	The Company hereby undertakes as follows:

3.1.1	The Company takes upon itself the exclusive management and execution of the Services in the Building for the Agreement Term as specified in Section 5 below, and the Tenant agrees to this and exclusively forwards the management and execution of the Services to the Company for the Agreement Term, and undertakes not to execute the Services by itself or through others.

3.1.2

The management and execution of the Services shall be carried out by the Company itself and/or by others and/or partly by itself and partly by others, all in accordance with the Company’s exclusive discretion. Without derogating from the above it is hereby agreed that the Company may, from time to time, contract with any other entity for the provision of maintenance services for the systems, installations and areas in the Building, all in accordance with the economic viability for the Company on the one hand, whilst maintaining the quality of services on the other hand.

3.1.3	For the purpose of the management and execution of the Services as specified in this agreement the Company may employ a team of artisans, professional workers, administrative and other workers to carry out the work involved in the management and execution of the Services and the Company may also manage and execute all or part of the Services through contractors, sub-contractors or by any other means as determined by it, including by full or part time employment, under special contract or under conditions as deemed appropriate for service providers, as needed.

3.2	The Tenant hereby undertakes as follows:

3.2.1	The Tenant undertakes to comply with the Company’s instructions in order to assist the Company in the provision of Services pursuant to this agreement.

3.2.2	To be under contract with the Company in all matters appertaining to the management and execution of the Services pursuant to this agreement.

3.2.3	That it and those acting on its behalf and in its name shall cooperate with the Company and shall assist it in all those instances where such cooperation or assistance is required, in order to enable the regular and proper management and execution of Services.

3.2.4	To allow the Company and those acting in its name to enter into the Leased Premises, after prior arrangement, save for cases of emergency when no prior arrangement can be made, in order to carry out those operations connected with the management and execution of the Services, whether such work is carried out for the Tenant or for another tenant in the Building, if any, or for the purpose of carrying out repairs as required in other areas of the Building, including, inter alia, breaching walls, floors, ceilings and other parts, to replace and repair plumbing and pipes and to connect them and to carry out any action required at the discretion of the Company in order to comply with its obligations under this agreement, and the Lessee shall have no claim against the Company for any disturbance caused to it as a result thereof. In the event of any action as stated above the Company shall try to ensure that the disturbances caused to the Lessee are as minimal as possible and that the state of the Leased Premises shall be returned to the status quo ante as soon as possible.

3.2.5	To notify the Company of any fault that requires action on the part of the Company.

3.2.6	The Tenant declares that it is aware that the Company may – but it is not obligated – to register this agreement, (when possible), at the Land Registry Office, whether by including it within the framework of the articles of the Park’s common dwelling or of the Building or whether by the registration of a note [caveat] regarding the existence of this agreement and that it is binding or by any other way, and all at the absolute discretion of the Company.

4	Management Expenses and Execution of Services

4.1	The Tenant hereby undertakes to pay the Company Building Management fees for the management and execution of the Services as set out in Section 21 of the Establishment and Lease Agreement (hereinafter: “the Building Management Fees”).

4.2	The Tenant undertakes to pay the Building Management Fees to the Company for every 3 months in advance, on the first day of the month for which the payment is made.

4.3	The Tenant hereby undertakes to pay the above specified payments to the Company, whether it has made use of the Leased Premises, or not.

4.4	For the removal of doubt it is agreed that in addition to the Management Fees, the Lessee shall bear the expenses for electricity in accordance with the following details:

4.4.1	All electricity and water expenses for the Leased Premises as to be determined by the electrical measurement system in the Building.

4.4.2	The relative share of the electricity expenses of the main air conditioning system (the chillers) with the Lessee’s relative share being calculated in the manner as detailed below:

The portion to be obtained following the division of the Tenant’s electricity consumption by that of the electricity consumption of all the tenants in the Building

Multiplied by

The cost of electricity consumption for the central air conditioning system as read by the electricity measurement system of the Building. It is clarified that in the event where any tenant whatsoever in the Building orders the operation of the air conditioning above and beyond the regular operating hours of the Building as stipulated in Section 2.2 above, it will bear the costs of such expenses by itself.

5.	Agreement Term

5.1	The Company undertakes to execute and manage the Services commencing from the Delivery Date of the Leased Premises to the Lessee in accordance with the Lease Agreement and up until the termination of the Lease Term pursuant to the Lease Agreement.

5.2	The Tenant undertakes to bear any obligation applicable to it under this agreement commencing from the Delivery Date of the Leased Premises to it pursuant to the Lease Agreement, or commencing from an earlier date as prescribed for such in the Lease Agreement and up until the termination of the Lease Term as determined in the Lease Agreement.

6.	Value Added Tax

Value Added Tax (if required by law) shall be added to every payment to be paid by the Tenant to the Company which the Tenant must pay to the Company under this agreement and/or stemming from this agreement, against the issuing of a duly made tax invoice. The said amount shall be paid to the Company by bank transfer to its bank account or by a post dated cheque, at the election of the Company, and all shall be affected on the day before the day on which the Company must, by law, transfer the Value Added Tax to the tax authorities for which the tax was paid.

7.	Transfer of the Handling of the Management Services

The Company may transfer the handling of the management of Services and the execution thereof, and all that such entails, including the assignment of all rights and obligations under this agreement to a third party, provided that the rights and obligations of the Tenant under this agreement are not prejudiced. Without derogating from the above it is clarified that where the said transfer is not carried out in conjunction with the sale of the Lessor’s rights in the Leased Premises, then the Company shall remain responsible towards the Tenant for the fulfillment of all of its obligations under this agreement.

8. Remedies in the Event of Breach of Agreement

8.1	Where the Tenant is in arrears for the payment of any amount whatsoever which must be made to the Company pursuant to this agreement, arrears that exceed 7 days and more, the Lessee shall also pay the Tenant [sic], accordingly, interest on this amount, in addition to the amount in arrears.

8.2	The interest shall be calculated for the period from the date on which the Tenant should have paid the amount in arrears and up until the date of actual payment. Where the Company has paid arrears interest and/or a fine to a third party due to the Tenant’s delay in payment, the interest and/or fine for arrears shall be calculated as part of the debt principal which the Tenant must refund to the Company, accordingly.

8.3	The payment of interest under this section shall not prejudice the Company’s right to any other measure as set out in this agreement and/or by law, including, but without derogating from the generality of that stated, eviction from the Leased Premises and any other remedy arising from the breach of the agreement on account of late payments. The receiving of the said interest shall not be interpreted as a waiver by the Company of any other relief and/or as prejudicing any right whatsoever vested in the Company under this agreement and/or by law.

8.4	Arrears in excess of 14 (fourteen) days in the making of any payment whatsoever which the Tenant must pay to the Company under this agreement and for which the Lessor has provided the Lessee with warning notice and the breach has not been amended within 7 days, shall be deemed a material breach of this agreement and in accordance with any law concerning the material breach of the agreement. In any event where the Tenant does not make any payment which it owes or will owe by the due date to the Company under this agreement and/or in any event where the Tenant is in breach of the provisions of this agreement, the Company may, without prejudicing its right to any other legal remedy, and at its election, take one or more of the following actions:

8.4.1	To fully or partially stop the management and execution of the Services provided to the Lessee under this agreement.

8.4.2	To demand an injunction and/or a mandatory order, for the execution of any action whatsoever or to prevent the execution of any said action, for the purpose of enforcing the said payment and/or any other obligation on the part of the Tenant under this agreement as the Company shall deem fit.

8.4.3	To act by any other means available to it by law.

8.5	Arrears in the payment of Management Fees in excess of 14 days shall be considered a breach of the Lease Agreement for all intents and purposes provided that the Tenant has been granted an extension of 7 days to amend the breach and it has not done so. The breach of the Lease Agreement by the Tenant shall be deemed as a breach of this agreement for all intents and purposes.

8.6	The parties agree and declare that further to all other remedies set out in this agreement and in any law, the Tenant must pay the Company, in addition to any amount in arrears, all reasonable expenses incurred by the Company in all matters connected to the legal handling of matters against the Tenant relating to any hearing or legal claim or any action by the execution office, including attorneys’ fees incurred by the Company in the matter for which legal attention was required (hereinafter: “the Legal Expenses”). The expenses set out in this paragraph shall be included within the framework of the Company’s Legal Expenses and the provisions of this Section shall also apply thereto.

9.	Crediting of Payments

9.1	Any payment made by the Tenant to the Company shall be deducted first of all from any arrears interest added to any debt which the Tenant owes to the Company.

9.2	Should any amount whatsoever be paid by the Tenant have Value Added Tax owing on it, fully or partially, the payment paid by the Tenant to the other party shall be considered as including Value Added Tax and shall be credited for the payment of that part of the sum and the said tax owing for that part, which together amount to the said paid amount, and all shall be subject to the issuing of a legally issued tax invoice to the Tenant by the Company.

10.	The Tenant’s Obligation to Make Payments

The refusal or unwillingness of the Tenant to receive any Service whatsoever and/or the Tenant’s desire to terminate the management and execution of the Services vis-à-vis the Leased Premises, wholly or partially, shall not exempt the Tenant from its obligation to participate in all the expenses and the Building Management Fees in accordance with the terms of this agreement.

11.	The Non Setting Off of Payments

The parties agree that amounts they owe and/or shall owe to each other pursuant to the provisions of this agreement cannot be setoff.

12.	The Co-operative Building Representative

The Tenant hereby agrees that throughout the Agreement Term the Company or someone appointed by the Company shall serve as the “representative of the co-operative building” pursuant to Section 65 of the Land Law (hereinafter: “the Land Law”) 1969, and to the extent that there is a need for such it shall support the appointment as stated.

13.	Agreement Expenses

The Company and the Tenant shall bear the stamp duty expenses for this agreement, if any, in equal shares.

14.	Delivery of Notices

Any notice which the parties must deliver to the other party under this agreement shall be deemed as having been delivered 3 business days after having been sent by mail in Israel to the address of the party as set out in this agreement, or to a valid address on the date at which the notice is sent.

The delivery of a notice in the Leased Premises to the Tenant or any of its employees or the posting of the notice on the door of the Leased Premises shall be deemed as lawful delivery to the Lessee.

Further to the aforementioned, the parties may send notices to each other by messenger, and in such a case the time of the notice’s delivery shall be deemed the time appearing in the delivery form as signed by the messenger. The sending of a notice by fax shall be deemed as delivered at the time of transmission.

The addresses of the parties as set out in the Lease Agreement shall also be deemed as their address for the purpose of this agreement and for the purpose of delivering court documents.

15.	General

All provisions of this agreement supplement the provisions of the Lease Agreement signed between the Company and the Tenant and shall not derogate in any manner whatsoever from the provisions of the Lease Agreement. In any instance of conflict between the provisions of this agreement and the provisions of the Lease Agreement, the provisions of the Lease Agreement shall take precedence.

That prescribed in this agreement exclusively exhausts all agreements made between the parties in the matter of all those issues mentioned therein and no negotiations or agreements preceding the execution of this agreement shall be taken into account unless approved in writing in a document signed by all the parties on the date of the agreement or thereafter.

In Witness Whereof We Have Set our Hand:

/s/ Noa Landner; Arez Iari	/s/ Avner Kol
Management Company	The Tenant

Confirmation

I the undersigned, Advocate Naama Yadlin of 46 Rothschild Blvd., Tel Aviv, confirm that on the 4th of November 2004 Noa Landner and Erez Yaari, who are known to me personally (and whom I identified in accordance with their identity cards) appeared before me and signed in the name of Airport City Ltd. and that their signatures bind the company for all intents and purposes.

/s/ Naama Yadlin
Naama Yadlin, Advocate

Confirmation

I, the undersigned, Michal Factor, Advocate, of 3 Daniel Frisch St., Tel Aviv, confirm that on the 4th of November 2004 Avner Kol, who is known to me personally (and whom I identified in accordance with his identity card) appeared before me and signed in the name of Xtend Networks Ltd., and that his signature binds the company for all intents and purposes.

/s/ Michal Factor
Michal Factor, Advocate

Appendix C1

The Management Agreement for the Building

AGREEMENT

Made and Entered into in Airport City on the 4th of November 2004.

Between:	Airport City Management and Maintenance (1999) Ltd.
A Private Company Registered in Israel, No. 512868027
By those authorized and competent to sign in its name
Messers. Noa Landner
And Erez Yaari
Address: P.O. Box 66 Ben Gurion Airport 70151
(Hereinafter: “the Management Company”).

The First Party

And Between:	Xtend Networks Ltd.
A Private Company Registered in Israel, No. 512827205
Represented by those authorized and competent to sign in its name
Mr. Eilon Hazum, ID No. 025013012
Address: 6 Kaufman Str., Beit Gibor, Tel Aviv.
(Hereinafter: “the Tenant”).

The Second Party

In this agreement the following terms and expressions shall have the meaning indicated alongside them, unless the written context requires otherwise:

1.	Definitions:

1.1	“The Management Company” – Airport City Management and Maintenance (1999) Ltd., a private company, No. 512827205.

1.2	“The Developer” – Airport City Ltd., a private company registered in Israel, No. 511659401.

1.3	“The Tenant” – Xtend Networks Ltd. a private company registered in Israel, No. 512827205.

1.4	“The Tenants” – Anyone leasing from the Israel Lands Administration or renting plots and/or any other properties whatsoever in the Project from the Israel Lands Administration or anyone on their behalf with the consent of the Project’s leaseholder.

1.5	“The Agreement” – The Lease Agreement signed between the Tenant and the Developer relating to the Property, on the 4th of November 2004.

1.6	“The Administration” – The Israel Land Administration Authority.

1.7	“The Regional Council” – The Modi’in Area Regional Council.

1.8	“The Local Committee” – The local planning and building committee for Lod.

1.9	“The Land” – The land as indicated within the boundaries of the blue line in the Town Building Plan.

1.10	“The Town Building Plans” - The duly approved Local Zoning Plan No. 566/GZ.

1.11	“The Project” – “Airport City” Project planned for the Land as approved by the competent planning authorities and pursuant to the valid Town Building Plans and the changes to be made to such from time to time.

1.12	“The Plot” – a part of the plot known as block 6832 parcel 28 (plot No. 4 according to the Town Building Plan GZ/566), marked on the plans of the Plot as Appendix A of this agreement with the letter A and outlined in red.

1.13	“The Building” or “The Structure” or “The Property”– a structure being built on part of the Plot in an overall area of about 9,000 m2.

1.14	“Areas for Public Use” or “Public Areas” – All those areas and/or installations and/or structures located within the confines of the Project and which have not been let out and/or have not been leased on a long term basis to any tenant whatsoever, (such as roads, open public areas, public buildings, sidewalks, engineering structures) and/or which are intended and/or actually used for public use save for those areas used by the local council and the Israel Electric Company.

1.15	“The Property” – Part of the Structure which is defined in the Agreement as the “Leased Premises”.

1.16	“The Devices” – All the devices and/or equipment installed in the Project which are designated for from time to time by the Management Company to be used or serve all the Project’s Tenants and/or some of them and/or the general public in the Public Areas including devices for electricity, water, sewage, channeling, communications, all pipe systems, plumbing, devices for garbage and its removal, signs, shelters, and other devices prescribed by the Management Company. For the removal of doubt, the term “devices” shall not include accessories and/or any pipes whatsoever which are installed in areas which are not intended for use as Public Areas, as such term is defined in this agreement and whose purpose is to serve the Tenants of the Plot in which they are installed and only those tenants, save where expressly stated otherwise in this agreement.

1.17	“Planning Instructions” – Planning instructions prepared by the Developer as to be processed from time to time, based on the principle of maintaining a level of design in the Project as far as the finishing materials of the buildings, the building materials, the finishing of the gardening, etc., are concerned, and all as specified in the booklet of Planning Instructions attached to this agreement as Appendix B and/or in the updates to this booklet.

1.18	“Obligatory Payments” shall mean – any tax, fee, levy and other payments of any kind and sort whatsoever which must be paid by law to any of the state authorities and/or any local authority.

1.19	“The Index” – the price index known by the name of the Consumer Price Index published from time to time by the Central Bureau for Statistics and Economic Research, which shall also include that same index even if published by another governmental institution and including any other official index replacing such, whether based on the same data on which the existing index was based, or not. If the Index is replaced by another index, it will be in accordance with the ratio determined by the Central Bureau for Statistics between the new index and the replaced Index.

1.20	“The Basic Index” – the index for the month of September 2004 published on the 15th of October 2004 standing at 100.6 points (2002 basis).

1.21	“Linkage Differentials to the Index”– the rate the Index has increased relative to the Basic Index and up until the New Index most recently published prior to the execution of payment. Any amount to be determined pursuant to this agreement shall have Linkage Differentials to the Index added to it, i.e.: the increase of the rate of the linked amount by the rate of increase of the Index from the Basic Index to the New Index.

1.22	“Arrears Interest” – with respect to any arrears whatsoever in a payment, i.e.: interest at the maximum rate of interest customary during the period of arrears at Bank Hapoalim for overdraft facilities above and beyond approved credit framework in shekel debit accounts.

Whereas:	The Developer is establishing and building the Airport City Project in accordance with the provisions of the Town building Plan and the Planning instructions;

And Whereas:	An agreement was signed on the 4th of November between the Tenant and the Developer (hereinafter: “the Agreement”);

And Whereas:	Under the Agreement the Tenant will receive the exclusive use and possession of the Property;

And Whereas:	The Property is part of the Airport City Project;

And Whereas:	The Developer and the Tenant are desirous of the Project maintaining its characteristics and maintenance at the highest level;

And Whereas:	The performance of the management, maintenance and safeguarding of the Public Areas in the Project (“the Services” - as defined below) are complex and require an expert, organizing and executing hand to ensue uniform codes of behavior and central management, as is required of a Project of this sort;

And Whereas:	The Developer has established a management company to manage and carry out the Services, as detailed below in this agreement, with reference to the Public Areas;

And Whereas:	The Management Company has taken upon itself the management and execution of the totality of the Services, as defined below, in the project and shall fulfill the said position exclusively and independently and/or through a management company to be established by it and/or by other person and/or bodies on its behalf, pursuant to the provisions of this agreement;

And Whereas:	According to the provisions of the Town Building Plan, the project will include plots designated for leasehold and/or rent for office buildings, sales warehouses, restaurants, parking areas, storage areas, hotels, reception halls and conference centers and/or industry, and other such uses as detailed in the Town Building Plan;

And Whereas:	Further to the aforesaid uses, the Town building Plan includes areas for public use, such as: areas designated for public use, roads, engineering installations, open public areas, parks, and any area which is not designated for leasehold or for private use save for those areas designated for the use of the local council and for the use of the Israel Electric Company (hereinafter: “the Areas for Public Use”);

And Whereas:	Expansive development and infrastructure works have been carried out within the framework of the Project’s development, which include, inter alia, the paving of roads and the placing of water, sewerage, electricity/communications infrastructures, and so forth;

And whereas:	The parties have agreed that the management and execution of the Services as detailed below in this agreement and which relate to the Areas for Public Use shall be put into the hands of the Management Company and shall be executed by it, subject to that stipulated in this agreement, pursuant to the provisions of the Town Building Plan and in accordance with the Planning Instructions;

And Whereas:	The parties wish to regulate their mutual undertakings and rights in this agreement as appertaining to the management and execution of the Services for the Project.

Therefore it is Agreed, Declared and Stipulated between the Parties as Follows:

2.	Preamble, Appendices Headings:

2.1	The preamble and appendices to this agreement constitute an integral part thereof and shall be interpreted as a single unit.

2.2	The headings of the sections in this agreement are solely for the purposes of convenience, they are not part of the provisions of the agreement and no meaning is to be given to them for the interpretation of this agreement or any part thereof.

3.	The Status of the Planning Instructions

3.1	The Tenant declares and undertakes that it is aware that the actions of the Management Company shall be executed whilst taking into account and shall be subject to the provisions of the Planning Instructions.

3.2	It is agreed that the Planning Instructions constitute an integral part of this agreement.

3.3	The Tenant declares that it is aware that in light of the special characteristics of the Project, there is utmost importance in the strict compliance with the Planning Instructions.

3.4	The Tenant declares that it is aware that the Planning Instructions ensure a uniform appearance for the whole Project and that the Tenant agrees to this.

3.5	The Tenant declares that it accepts the planning concept whereby the whole Project serves as one planning unit pursuant to the provisions of the Planning Instructions.

3.6	The Tenant declares that it is aware that the Management Company has been appointed to enforce the provisions of the Planning Instructions, and that it agrees to such.

3.7	The Tenant undertakes to comply with the provisions of the Planning Instructions and that noncompliance with the Planning Instructions shall constitute a breach of this agreement which shall entitle the Management Company to carry out any action required in order to enforce the Planning Instructions as if such were a part of the provisions of this agreement.

The Tenant hereby authorizes the Management Company to carry out whatever is required for the purpose of enforcing the provisions of the Planning Instructions.

3.8	Without derogating from the generality of the aforesaid the Management Company shall issue rules and procedures in connection with the operation of the lighting in the Public Areas, at predetermined times and days, the obligation for appropriate design of the exterior of the commercial areas in the center and the maintenance by the occupants, the duty of appropriate design and maintenance of the fences bordering the Plots, the route and systems for garbage removal, limitations and/or prohibitions regarding the placing or presenting of signs, including advertising signs and/or external signs and/or provisions regarding the types of signs, including provisions whereby all the sings in the Project shall be uniform and/or provisions whereby businesses of various sorts in the Project will have uniform signs, and all at the exclusive discretion of the management Company.

3.9	The Tenant shall be entitled, by itself, to advertise the business it conducts in the Property and to place signs in the Project, only after prior written consent was given by the Management Company, if at all, vis-à-vis the contents of the advertisement and/or the sign, its characteristics, form and location, this with the aim of maintaining the quality, uniqueness and standard of the Project and in adherence to the provisions of the Planning Instructions.

3.10	The Tenant declares that it has been brought to its attention that the Management Company intends to regulate uniform signage in the Project and/or any part thereof and that it will be required, at its own expense, to bear the costs in connection with this as to be determined by the Management Company.

3.11	In any case where the Tenant has requested the obtaining of any building permit from the local council, and provided that the Tenant is entitled to obtain a building permit in accordance with the provisions of law and/or the agreement, the Tenant shall forward a copy of the application to the Management Company prior to submitting to the local planning committee for the obtaining of the approval.

The Management Company shall examine the building permit whilst paying attention to the Planning Instructions. The Management Company shall make its comments regarding the application for the building permit within 30 days from the date at which it received the application documents from the Tenant. If the Management Company has not made its comments and/or has not responded with any response whatsoever for the said 30 days, such shall be considered as approval of the application for the building permit by the Management Company. It is hereby clarified, for the removal of any doubt, that the Management Company shall not refuse to approve an application for a building permit submitted by a tenant, if the application for the building permit is in accordance with the Planning Instructions and the Town Building Plan.

4.	The Services

4.1	It is hereby clarified and agreed that the Services provided by the Management Company pursuant to the provisions of this agreement in general and in accordance with the provisions of Section 4 in particular, shall be provided only within the confines of the Public Areas or in relation thereto, and not within the confines of the Plots.

4.2	It has been brought to the Tenant’s attention that the Developer has entered into an agreement with the Mekorot Company according to which the Developer will be the Mekorot Company’s consumer for the entire Project for the supply of water to the Project. In such a case the Developer, through the Management Company, shall supply the water to the Project Tenant’s in the same format as the Mekorot Company would have supplied the water to the Project Tenants.

The Management Company has entered into an agreement with the Developer for the obtaining of water supply services for the Project Tenants under conditions to be agreed upon between them. It is hereby clarified and agreed that the Tenant shall pay the Developer, through the Management Company’s collection system, only for the water supply costs as the Management Company shall pay to the Developer, without any addition whatsoever.

The Developer, through the Management Company, shall act to install water supply meters for every tenant; shall supply the water and agreements for the Project Tenants; shall act to maintain all the water supply systems up to the top of the Plots; and shall collect payments for the supply of water. It is hereby agreed and clarified that the quality of the water systems maintenance shall not be less than the quality of maintenance provided by the Mekorot Company and the collection tariffs for the use of the water shall not exceed the accepted collection tariffs in the jurisdiction of the regional council/local authority.

The following is a list of the Services which the Management Company undertakes to provide vis-à-vis the Public Areas:

4.3	Water

4.3.1	Managing and regulating the regular supply of water up to the water connection point at the head of the Plot.

4.3.2	Regular and preventative maintenance of the water system lines and installations starting from the main entry points into the Project and up to the head of the Plot.

4.3.3	The maintenance of water meters in the buildings the replacement of the meters, their renovation and calibration.

4.3.4	Producing charges for water according to the reading of the water meters.

4.3.5	The Developer will pay the Mekorot Company directly for the consumption of water in the Project and shall collect payment from the tenants through the Management Company for the actual consumption according to the reading of the water meters.

4.4	Sewerage & Drainage

4.4.1	Regular and preventative maintenance of the sewerage system, at the pump stations, the conduit pipes and the installations thereof within the Project area from the entry point of the main pipes into the Project area and up to the head of the Plot.

4.4.2	The opening of blockages, the pumping of sewerage, the cleaning of pipes and cesspools starting from the main entry into the Project and up to the head of the Plot.

4.4.3	The repair and replacement of broken pipes, broken cesspools and other parts in the sewerage and drainage network.

4.4.4	The issuing of charges for sewerage and collection levies and fees and the collection thereof in accordance with the tariffs as determined in the municipal by-laws of the regional council.

4.5	Gardening

4.5.1	Regular maintenance, completion and design of the garden areas, renewal of the gardens in the Public Areas and all in accordance with the Planning Instructions referring to the gardens as detailed in Appendix B of this agreement.

4.5.2	The maintenance of irrigation systems for the garden and Public Areas.

4.5.3	The maintenance of gardening and decorative installations in the Public Areas.

4.6	Facades & Fences

The Management Company shall supervise the strict compliance with the Planning Instructions as shall be updated from time to time, and of the Town Building Plan relating to the maintaining of a uniformity of appearances in the buildings’ facades and maintaining the building style as required by the provisions of the Town Building Plan and the Planning Instructions as well as maintaining the design of the fences bordering the Plots in accordance with the Planning Instructions.

4.7	Signage

4.7.1	Supervising the erection of signs in the Public Areas in the Project in accordance with the Planning Instructions relating to signage as specified in Appendix B of this agreement.

4.7.2	It is agreed, and the Tenant undertakes, to comply with the instructions of the Management Company in all matters relating to the placing of signs on the Property and/or the Building, as well as within the confines of the Plot.

4.8	Street Lighting

The maintenance, repair, change, erection and determining of lighting times of street lighting.

4.9	Sanitation – Cleaning of Public Areas

4.9.1	Fumigation.

4.9.2	Removal of dead animals.

4.9.3	Handling stray animals.

4.9.4	Weed killing.

4.9.5	Removal of domestic garbage only from collection points to be determined by the Management Company.

4.9.6	Removal of cuttings.

4.9.7	Street cleaning, cleaning of parking areas, parking lots, Sidewalks in the Public Areas.

4.9.8	Handling of sanitary problems.

4.9.9	It has been brought to the Tenant’s attention that the Management Company has entered into an agreement with a contractor/contractors for the removal of garbage from the area of the tenants’ plots, save for the Public Areas. The framework agreement will be general and will provide the contractor/s with the franchise for removing garbage from the Project. Every tenant undertakes to enter into a specific agreement with the contractor/s for the removal of garbage, with whom the Management Company has entered into a framework agreement. The Management Company shall see to it that the tariffs for the removal of garbage to be collected by the contractor/s will not exceed the accepted tariffs for the removal of garbage with local authorities as in similar projects.

4.9.10	The Tenant undertakes that it and/or anyone acting on its behalf will not take out any waste whatsoever into the Public Areas. The taking of waste by the Tenant into the Public Areas will obligate it with further payments as to be determined by the Management Company.

4.9.11	It is hereby further clarified and agreed that the providing of the Services as detailed in this Section 4.9 above are solely in the Public Areas.

4.10	Infrastructures

The Management Company shall regularly maintain and see to the repairs required in the Project Public Areas of:

4.10.1	Roads.

4.10.2	Pathways and thoroughfares.

4.10.3	Sidewalks.

4.10.4	Road markings, parking markings.

4.10.5	Parking lots.

4.11	Installations

The Management Company shall maintain all the installations in the Public Areas as defined in Section 1.16 and which shall be designated, from time to time, by the Management Company for the use of and/or service of all the tenants in the Project and/or part thereof and/or for the general public and all with the purpose of maintaining the highest standard of maintenance in the Project.

4.12	Deleted.

4.13	The parties agree that the Management Company shall not be liable, nor shall any duty be imposed upon it of any kind and sort whatsoever, if, for any reason whatsoever, damage is caused to the Tenant’s property and/or the property of anyone on its behalf, due to a problem with the provision of one or more of the Services which the Management Company undertook to provide pursuant to the provisions of this agreement, excepting for damage caused due to negligence of action and/or omission of the Management Company.

The Management Company shall act as well as it can to prevent any problems to the provision of the Services. Likewise, the Management Company undertakes to act to the best of its ability and as shall be required in order to repair any problems with the provision of the Services. If the Management Company has acted to the best of its ability to prevent problems, has repaired breakdowns and limited damages caused due to problems, the Tenant undertakes and declares that it shall have no claim and that it shall make no suit against the Management Company in connection with the provision of the Services or part thereof due to the breakdown which was caused as stated.

4.14

The parties agree that the Management Company shall be entitled to cease to provide the Services to the Tenant if the Tenant has not paid its charges for the provision of the Services. Differences of opinion between the

Management Company and/or the Developer and/or the Lessor and the Tenant in connection with the rate of charges shall not constitute grounds for the non-execution of payment of the debt by the Tenant. It is further agreed that the Management Company has the right to act to cease the provision of Services for which a charge has not been paid, and that such right shall only arise after it has given written warning to the Tenant to pay its debt. In this warning the Tenant shall be given a period of 7 additional days to pay its debt. The warning shall note that the non-payment of the debt after the said warning period shall bring about the cessation of the provision of Service to the Tenant by the Management Company. The Tenant undertakes that it shall have no claim and/or suit against the Management Company due to the cessation of the Service for which the charge was not paid by it to the Management Company.

4.15	The parties further agree that it is possible that some of the Services stipulated in this agreement shall be provided by the regional council or the local authority. If the regional council/local authority elects to provide any of the Services mentioned in this agreement itself to the Project and the Project Tenants, then the Management Company shall not make that service or Services available which are to be provided as stated by the regional council/local authority. For the removal of any doubt it is clarified that in such case the Tenant shall not be entitled to a discount or reduction in management fees. Likewise, in such case, the responsibility for providing the Services shall be with the regional council/local authority alone and not shall lie with the Management Company and the Tenant shall not have any claim and/or suit whatsoever against the Management Company.

4.16	Insurance and Consultants

It is further agreed that the Services shall also include insurance on the activities and liability of the Management Company, its employees and office bearers and for the Public Areas as specified in this agreement.

Likewise, the Services shall include the employment of external consultants, lawyers, accountants, insurance consultants and various technical consultants if the Management Company decides that there is a need to receive services from external consultants, and all in accordance with the Management Company’s exclusive discretion.

5.	Project Management

The Management Company hereby takes upon itself the management and execution of the Services in the Project, as defined in this agreement, and the Tenant hereby agrees and undertakes that the Management Company exclusively manage and execute the Services, and all in accordance with the terms and conditions of this agreement.

6.	The Agreement Term

6.1	This agreement shall commence at the execution date and shall terminate at the end of the lease term and/or the extended lease term, as to be determined in the leasehold agreement with the Israel Lands Administration relating to the Plot and/or upon termination of the Lease Term and/or the Additional Lease Term as defined in the Agreement, the earlier of the two. It is hereby agreed and clarified that the termination term of this agreement may and shall be five years after the completion of the Project, if at that time those holding at least 75% of the building rights in the Project in accordance with the Town Building Plan have decided upon the replacement of the Management Company for any reason whatsoever. Likewise, those holding a decision of 75% of the holders of building rights in the Project in accordance with the Town Building Plan shall have the right to terminate this agreement even after the said period, if the Management Company has materially breached its undertakings under the provisions of this agreement towards the holders in the Project.

6.2

It is agreed that the Management Company shall commence with the provision of Services upon occupation of the first property in the Project by any tenant whatsoever, however the management fees shall be paid by the

Tenant commencing from the date of delivery of possession of the leased premises.

6.3	It is agreed that, notwithstanding anything stated in this agreement, if the Management Company is forced to cease providing Services in the Project due to a valid court order, this agreement shall be cancelled and the Tenant shall not have any cause of action whatsoever in connection with the cancellation of the agreement.

6.4	Upon completion of the final accounting between the Management Company and the Tenant, the Tenant’s guarantees held by the Management Company, and the monthly payments paid to the Management Company for those months during which the Tenant did not receive the Services from the Management Company due to the cessation of the agreement, shall be returned to the Tenant.

6.5	It is hereby agreed that the Management Company shall be entitled to file written notice, during a warning period of one year, regarding its wish to terminate the undertakings under this agreement. In such a case, the undertakings between the Management Company and the Tenant shall be stopped, without any of the parties having any claim and/or suits whatsoever for the cessation of the undertakings in accordance with the Management Company’s notice. It is hereby clarified that after the cessation of the undertakings in accordance with the provisions of this agreement, the Tenants may, at their exclusive discretion, contract with another management company for the provision of Services to the Public Areas, or in connection therewith, in the Project, pursuant to the provisions of this agreement.

Undertakings of the Management Company

7.	The Management Company hereby undertakes as follows:

7.1	To carry out all the actions and works connected with the management and execution of the Services at a proper professional level as is appropriate for the Project and the nature thereof.

7.2	To organize, maintain and employ a variety of workers, including, at its discretion: technical and professional personnel, sanitation workers, administration workers, other workers according to need and as to be determined by the Management Company, including a managing director, managers, clerks, accountants, bookkeepers, lawyers, workers, engineers, architects, consultants, etc. The Management Company shall also be entitled, at its discretion, to manage and execute the Services, fully or partially, through contractors and/or sub contractors, or by any other means, provided that the Services are provided at a high standard as is appropriate for the Project, and may also rent offices, storage areas and appropriate maintenance areas in the Project.

7.3	At the request of the Tenant/s in the Project, the Management Company shall consider, at its exclusive discretion, the addition or removal of a service from the Services provided to the Tenants in the Project, in accordance with the terms of this agreement.

8.	The Undertakings of the Tenant

The Tenant hereby declares and undertakes as follows:

8.1	To be contracted solely with the Management Company in all matters appertaining to the receiving of Services in the Public Areas or in connection therewith, and to pay all payments required pursuant to the provisions of this agreement.

8.2	To refrain from any action, act or matter and/or not to carry out, whether by itself or through someone else other than the Management Company, any act, action or deed which the Management Company may carry out in accordance with this agreement, unless the Management Company has given its prior written consent to such.

8.3

That it and/or those acting on its behalf or in its name, shall adhere to any instruction and demand of the Management Company, shall cooperate with it and shall assist it in all those instances where such cooperation or assistance is required in order to enable the management and execution of the Services in an orderly and effective manner.

8.4	To comply with all its undertakings stemming directly and/or indirectly from this agreement.

8.5	Without derogating from the generality of the above, the Tenant undertakes to pay all payments which it is obligated to pay the Management Company under this agreement, in full and by the due dates.

8.6	To enable the Management Company and those acting on its behalf to enter into the Property and/or the Plot (in those cases where the Plot and the Property are not one and the same) during reasonable hours under the circumstances of the matter in order to carry out work or actions connected to the management and execution of the Services under this agreement, whether such actions or work are undertaken in connection with the Property or whether they are undertaken in connection with other properties in the Project and/or in connection with Public Areas in the Project. Where the Management Company has exercised its right under this Section, it shall act to minimize any disturbance caused to the Tenant, if any.

8.7	At all times to maintain tidiness and cleanliness in the Plot and in its use of the Project.

8.8	To be liable for any damage and/or harm caused by it or by any of its employees or by any party acting on its behalf, to any third party entering into the Plot and/or the Property and/or for any damage and/or harm caused to any other Tenants, customers and visitors to the Project and/or to any third party, save for damage caused to the Property due to force majeure or terrorist actions.

8.9	The Tenant declares and confirms that it does not have nor shall it have any claim and/or suit against the Management Company in connection with noises and/or odors and/or any other inconvenience or nuisance which might be caused to it, including as a result of the activities of other Tenants in the Project (hereinafter: “the Nuisances”).

9.	Management Fees

9.1	In consideration for the management and performance of the Services under this agreement the Tenant will pay management fees to the Developer as determined in the lease agreement. Value Added Tax as required by law shall be added to the aforementioned sum (hereinafter: “Management Fees”). For the removal of doubt it is clarified that the payment of Management Fees by the Tenant to the Developer shall be considered, for all intents and purposes, as payment by the Tenant to the Management Company.

9.2	It was further brought to the attention of the Tenant that the payment of Management Fees to the Management Company shall not derogate from the Tenant’s obligation to pay municipal rates and taxes to the regional council in accordance with the relevant bye-laws of the regional council as are in force from time to time.

10.	Manner and Date for Carrying Out Payments

10.1	The Management Company shall deliver a quarterly account to the Tenant 10 days before the commencement of every quarter for the Management Fees for the next quarter and which shall detail the amounts which the Tenant must pay pursuant to Section 4.3 of this agreement. Value Added Tax shall be added to the aforementioned amounts which shall be paid together with the current charge payment at the date for the payment of such charge.

10.2	The current charge shall be paid by bank transfer into the account of the Lessor as stated in the Lease Agreement.

11.	Insurance for Damages and Repairs

11.1	Without derogating from the obligations of the Tenant under this agreement, the Management Company shall purchase and maintain the following valid insurance policies during the agreement term:

11.1.1	Employer’s Liability Insurance – for the insurance of the Management Company’s liability towards its employees in accordance with the Civil Wrongs Ordinance (New Version) for any personal injury to an employee as a result of and during his work.

11.1.2	Third Party Liability Insurance – for the insurance of the liability of the Management Company towards any third party, within the limits of liability as determined by the Management Company from time to time. The policy shall include a “cross liability” expanded insurance clause for the indemnification of the Tenant for its liability in law due to the use of the Public Areas in the Project.

11.2	The following provisions shall apply to those policies as stated in this Section:

A.	The Management Company may, from time to time, change and/or cancel and/or replace the policies and/or to take out extra insurance, all being at its exclusive discretion.

B.	The policies shall be in the name of the Management Company and the insured party shall be the Management Company alone, and it alone shall be authorized to negotiate with the insurance company regarding the terms of insurance and the payment of insurance claims in accordance with the insurance policies. The Management Company shall see to it that the insurer waives the right to subrogation against all the Tenants in the Project, the directors and their employees, except if the damage has been maliciously caused.

C.	The policies may be viewed by the Tenant at the offices of the Management Company by prior arrangement. The Tenant may purchase any other insurance at its expense, further to or supplementary to the aforementioned policies, at its discretion, should the aforementioned insurance policies not be to its full satisfaction, or do not answer, in its opinion the needs of the Project and/or the property being sold.

D.	The Tenant undertakes to strictly and fully comply with the provisions of the insurance policies in order to safeguard the rights of the Management Company and all the right holders in the Project within the framework of the insurance policies.

E.	The Tenant will cooperate with the Management Company in the event of the filing of a claim to an insurance company and shall immediately issue any document, testimony and the like, as required for the submitting of the claim.

F.	If the insurance company has paid compensation for loss or damage caused by the Tenant to the Management Company or any other person, the Tenant shall be exempt from its duty with respect to that loss or damage up to the extent of the amount which the insurance company had actually paid.

11.3	The Management Company shall charge the Tenant for any expense it incurred during the course of the repair of damages of any kind or sort whatsoever which the Tenant must repair and/or bear the costs under this agreement and which it has not done so within 3 days from having received written warning of such. The Tenant shall pay the Management Company or the Lessor, at the election of the Lessor, the repair costs plus the Management Fees within 7 days from receiving written demand.

12.	Breaches

12.1	If the Tenant is in arrears for any payment whatsoever owing by the Tenant to the Developer and/or the Management Company in accordance with this agreement and/or should the Tenant materially breach any other provision of this agreement, the Management Company may take any one of the following actions, without prejudicing its right to any other relief available to it under this agreement or by law:

12.1.1	To fully or partially terminate the management and execution of the Services provided to the Tenant.

12.1.2	To link any amount owing by such Tenant and which has not been paid by the due date to the Consumer Price Index, and in addition to collect any interest for such as is customarily collected at that time by Bank Hapoalim Ltd. for unauthorized overdrafts in a debit account, from the date at which the arrears start and up until the date of the actual and full payment.

12.1.3	Any expense or payment applicable to the Management Company due to the breach of the agreement by the Tenant or by any party on its behalf and/or incurred on account of legal actions instituted against it shall be borne by the Tenant and shall be paid by the Tenant to the Management Company upon first demand.

12.1.4	The termination of the Services as stated in subsection 13.1 above or the refusal or the unwillingness of the Tenant to receive any Service whatsoever and/or the desire of the Tenant to terminate the management and execution of the Services, wholly or partially, shall not release the Tenant from the payment of Management Fees and any other payments and the fulfillment of the other obligations applicable to the Tenant under this agreement.

13.	Transfer of Rights and Obligations

13.1	The Management Company may, at any time, transfer all its rights and obligations under this agreement, wholly or partially to any other person or any other legal entity (hereinafter: “the Transferee”) provided that each relevant Transferee takes upon itself the execution of all the said obligations in this agreement towards the Tenant.

In such case the Management Company shall notify the Tenant in writing as to who the Transferee is and the Tenant shall be deemed as having signed this agreement with the Transferee from the very outset, in such a manner so as to have all the terms and conditions of this agreement construed as being agreed upon between the Tenant and the Transferee.

13.2	The Tenant undertakes as follows:

If the Tenant is a leaseholder of the Property from the Israel Lands Administration, the Tenant undertakes that anyone renting the Property from it and/or anyone to whom the Tenant sells its leasehold rights in the Property, shall sign on a management agreement with the Management Company in the wording and form commonly accepted, from time to time, in the Project.

If the Tenant, is a lessee of the Property from a leaseholder and/or is a sublessee of the Property or part thereof, then the Tenant undertakes that upon termination of the lease term it shall give notice of the return of the leasehold rights in the Property and/or of the transfer of the lease rights to another party. In the case of the transfer of lease rights to another lessee, the Tenant undertakes that the new lessee will sign on a management agreement with the Management Company in the wording and form commonly accepted, from time to time, in the Project.

The Tenant shall not be entitled to assign its rights and obligations under this agreement, unless it has completed its settling of accounts with the Management Company and also: It has sold its leasehold rights in the Property; it has transferred its lease rights to another party or its right of lease has expired (accordingly).

The Tenant hereby gives its consent to allow the Developer to register a caveat/note in the Land Registry Office on its undertaking to refrain from carrying out any transaction on account of its obligations under this agreement.

13.3	Until the new tenant has signed on the provisions of the management agreement, the Tenant will be liable towards the Management Company for all the provisions of the management agreement.

If the Tenant has rented out the Property, the lessee shall sign on a management agreement and the Tenant and the lessee of the Property shall be jointly and severally liable towards the Management Company for the fulfillment of all the Tenant’s obligations under this agreement.

14.	Setoff and Crediting of Payments

14.1	The Lessor and/or the Management Company may setoff any amount owed to them by the Tenant for any debt of the Management Company to the Tenant.

14.2	It is hereby agreed that the Lessor and/or the Management Company may credit any payment received from the Tenant or to the Tenant’s credit for the covering of any of the Tenant’s debt to the Developer and/or to the Management Company, as it deems fit, and the Tenant shall not be entitled to demand that the payment be credited for any specific debt or part thereof.

14.3	The Tenant is not entitled to setoff any amounts owed to it from the Management Company from any debt of the Tenant towards the Management Company.

15.	Jurisdiction

The parties agree that the courts in Tel Aviv shall have the exclusive jurisdiction to hear any claim connected to this agreement.

16.	Waiver

No waiver, discount, refrain from action or provision of any extension on behalf of the Management Company shall be construed as a waiver of the Management Company’s rights and shall not serve to prevent any claim on its part.

17.	Miscellaneous

17.1

It is hereby clarified that the Tenant gives its consent for the Management Company and/or any party on its behalf to enter, after prior arrangement with the Tenant, into the area of the Plot of the Tenant in order to carry out repairs and maintenance work of systems and pipes passing through the area of the Plot, if any, and the Tenant undertakes to provide its consent for such. In urgent cases of repairs of faults which cannot be delayed the Management Company and/or any party acting on its behalf may enter into the area of the Plot even if it is without prior arrangement.

17.4	Nothing in this agreement shall create employer-employee relations, principal-agent relations (unless stated otherwise expressly in this agreement) and/or a partnership between the Management Company or any party on its behalf and the Tenant or any party on its behalf.

17.5	If the Tenant is more than one person or more than one legal entity, the provisions of this agreement shall also apply to each one of the units of the Tenant, and their undertakings under this agreement, shall be joint and several.

17.6	The provisions of this agreement shall not derogate in any manner whatsoever from any of the undertakings and obligations of the Tenant towards the Developer under the sale agreement.

18.	Stamp Duties

Stamp duty expenses for this agreement shall be borne by the Tenant and the Developer in equal shares.

19.	Notices

The addresses of the parties for the purpose of this agreement are as set out in the heading of this agreement.

Any notice, including court documents, sent by one party to another party by a messenger or by fax, during normal working hours, shall be deemed as if having reached its destination upon delivery to that address and any notice sent by registered mail to the other party shall be deemed as having reached its destination within seven (7) days from the date at which such was sent by registered mail, provided that the provision of notice by all of the aforementioned means was sent to the address as stated above.

In Witness Whereof We Have Set our Hand:

/s/ Noa Landner; Arez Iari	/s/ Avner Kol
Management Company	The Tenant

Confirmation

I the undersigned, Advocate Naama Yadlin of 46 Rothschild Blvd., Tel Aviv, confirm that on the 4th of November 2004 Noa Landner and Erez Yaari, who are known to me personally (and whom I identified in accordance with their identity cards) appeared before me and signed in the name of Airport City Management and Maintenance (1999) Ltd., and that their signatures bind the company for all intents and purposes.

/s/ Naama Yadlin
Naama Yadlin, Advocate

Confirmation

I, the undersigned, Michal Factor, Advocate, of 3 Daniel Frisch St., Tel Aviv, confirm that on the 4th of November 2004 Avner Kol, who is known to me personally (and whom I identified in accordance with his identity card) appeared before me and signed in the name of Vyyo Ltd., and that his signature binds the company for all intents and purposes.

/s/ Michal Factor
Michal Factor, Advocate

Appendices

Appendix A – The Plot

Appendix B – The Planning Instructions

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[AIRPORT CITY LOGO]

AIRPORT CITY LTD.

PLANNING INSTRUCTIONS

Developer of the Park:

Airport City Ltd.

P.O. Box 66 Ben Gurion Airport, Israel

Tel. 972-3-9734443

Fax. 972-3-9734439

Overall Planner of the Park:

Thorpe Architecture Ltd.

Sparks Yard

1 Tarrant Street

Arunde

West Sussex BN18 9SB

UNITED KINGDOM

Tel. +44-1903-883500

Fax. +44-1903-882188

The Management Company of the Park

The Airport City Management and Maintenance (1999) Co. Ltd.

P.O. Box 66 Ben Gurion Airport Israel

Tel. 972-3-9734443

Fax. 972-3-9734439

Appendix D

The Technical Specifications of the Building

Appendix D1

The Technical Specifications for the Completion Work – shall be appended later on

Appendix E

Non-Negotiable Promissory Note

No.              Date:

We, the undersigned, hereby undertake to pay Airport City Ltd. the amount of NIS 175,000 (one hundred and seventy five thousand NIS) at the following date:

Place of Payment: Bank                      Branch

The amount of this Promissory Note is linked to the Consumer Price Index in Israel as detailed below:

The Index of September 2004, published on October 15, 2004 and which stood at 100.6 points shall be considered as the basis for the calculation of Linkage Differentials (hereinafter: “the Basic Index”) compared with the most recently published Index prior to the effective payment date of this Promissory Note (hereinafter: “The New Index”). The Index shall mean: the Consumer Price Index including fruit and vegetables published by the Central Bureau of Statistics. If on the effective payment date for this Promissory Note the New Index is higher than the Basic Index, the amount of the Promissory Note shall be increased in New Israel Shekels by the same ratio as the increase of the New Index as compared with the Basic Index (hereinafter: “the Updated Amount”).

From the payment date stipulated in this Promissory Note and up until the effective date of this Promissory Note, annual linked interest shall be added to the Updated Amount at the rate of 8%.

The holder of this Promissory Note shall be exempt from any duty imposed upon the holder of notes, including presentment for payment, notice of dishonor and/or protest.

The maker/s of the note:

Name:                                      Address:                                     Tel.:

Private Regd. Co. No.

Signature of the maker of the note:

Appendix F

The Building’s Maintenance Manuel

Appendix G

The Letter of Undertaking to Bank Leumi

Appendix H

Bank Guarantee

Date:

To:

Kiryat sde-hteofa Ltd.

Dear Sir or Madam:

Re: Guarantee No.

We hereby guarantee a pay-off amount up to 676,600 NIS (six hundred seventy six thousand and six hundred NIS)* when it is subject to the economic index as specified herein (hereinafter the “Guarantee Amount”), which you will receive or should receive from Xtend Networks Ltd (hereinafter the “Applicants”) with respect to the agreement dated November 4, 2004 executed between you and the Applicants (hereinafter the “Agreement”).

For the purposes of this guarantee, the term “economic index” shall mean: the index of consumer prices, which includes fruits and vegetable and which is published by the Central Bureau of Statistics and General Research, even if the same index is published by a different governmental institute in addition to any other replacing official index, whether or not it be constructed by the same data according to which the current index is set (constructed).

If it will turn out that the last index published before payment according to this guarantee (hereinafter: the “New Index”) that the New Index increased compared to the September 2004 index that was published on 15/10/2004 that is 100.6 points (hereinafter: the “Basic Index”)* then, the Guarantee Amount will be calculated with an increase in a rate similar to rate of the New Index as opposed to the Basic Index.

We will pay you, from time to time, in any event within 7 days after your first written demand, any amount up to the Guarantee Amount, without imposing on you a justifiable basis for your request or demand first a payment from the Applicants, conditioned (however) upon that the inclusive amount that we will have to pay as per your total demands will not exceed the Guarantee Amount. Should the guarantee will not be fully consummated, the guarantee will remain in effect for the unused amount.

This guarantee is in effect until the day of                  inclusive, and any written demand must arrive to the branch’s offices, the undersigned, whose address is                             , should arrive no later then the specified date; a demand that is served upon us after the specified date herein will not be answered.

We will not be permitted to cancel the guarantee for any reason or cause. We will not be permitted to refrain from payment in accordance with this guarantee for any reason or cause and we hereby specifically renounce any future claims including any option that this granted to the guarantor by law.

In addition to the stated-above the guarantee is final, decisive, irrevocable, unconditional and independent.

This guarantee is subject to conversion for the benefit of Bank Leumi Le Israel Ltd. for itself and for Clal Insurance Company Ltd. pursuant to their agreement.

Sincerely,

	/s/ Noa Landner; Arez Iari	/s/ Avner Kol
Bank	Kriyat sde-hteofa Ltd	Xtend Networks Ltd.

Appendix I

A List of Consultants and Contractors

List of Contractors

1.	Ross Geves

2.	Karib

3.	Danko Projects

4.	Omanuyot Haguimur

5.	Opizchi

List of Advisers

1.	Building Architect – Doron and Dorit Hock

2.	Finishing Architect – Danni Greenhouse

3.	Electric Adviser – Haim Krauzer

4.	Plumbing Adviser – A. Yoshe’a

5.	Air Conditioning Adviser – Midad Doron

/s/ Noa Landner; Arez Iari	/s/ Avner Kol
Kriyat sde-hteofa Ltd	Xtend Networks Ltd.